================================================================================


                       STOCK PURCHASE AND SALE AGREEMENT




                                 BY AND AMONG

                         CYPRUS AMAX MINERALS COMPANY,
                               AMAX ENERGY INC.,
                           CYPRUS AMAX COAL COMPANY

                                      AND

                         RAG INTERNATIONAL MINING GMBH

                           DATED AS OF MAY 12, 1999

                               TABLE OF CONTENTS



                                   ARTICLE I

                                  DEFINITIONS

Section 1.1       Definitions...............................................................................      1


                                  ARTICLE II

                                THE TRANSACTION

Section 2.1       Purchase and Sale.........................................................................     12
                  2.1.1        Estimated Adjustment.........................................................     12
                  2.1.2        Sale and Purchase of Shares..................................................     12

Section 2.2       Equity Adjustment to Purchase Price.......................................................     12
                  2.2.1        Closing Statement............................................................     12
                  2.2.2        Objection to Adjustment Computations.........................................     13
                  2.2.3        Adjustment Payments..........................................................     14


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

Section 3.1       Buyer's Representations and Warranties....................................................     14
                  3.1.1        Due Organization.............................................................     14
                  3.1.2        Due Authorization............................................................     14
                  3.1.3        Enforceability...............................................................     15
                  3.1.4        No Conflict..................................................................     15
                  3.1.5        No Contract Conflict.........................................................     15
                  3.1.6        No Litigation Conflict.......................................................     15
                  3.1.7        Regulatory Approvals.........................................................     15
                  3.1.8        Qualifications as Lessee; Coal Acreage Limitations...........................     15
                  3.1.9        Permit Blocking..............................................................     16
                  3.1.10       Buyer's Financial Capacity...................................................     16
                  3.1.11       Investment Intent............................................................     16
                  3.1.12       Legend.......................................................................     16
                  3.1.13       Access to Information........................................................     17
                  3.1.14       Buyer's Knowledge............................................................     17
                  3.1.15       No Commissions...............................................................     17

                                                                                                               Page
                                                                                                               ----
Section 3.2       Cyprus Amax's Representations and Warranties..............................................     17
                  3.2.1        Due Organization.............................................................     17
                  3.2.2        Due Authorization............................................................     18
                  3.2.3        Enforceability...............................................................     18
                  3.2.4        No Conflict..................................................................     18
                  3.2.5        No Contract Conflict.........................................................     18
                  3.2.6        Regulatory Approvals.........................................................     18
                  3.2.7        Title to Stock; Subsidiaries.................................................     19
                  3.2.8        Capitalization...............................................................     19
                  3.2.9        Articles of Incorporation; Bylaws............................................     19
                  3.2.10       Financial Statements.........................................................     19
                  3.2.11       Property Interests...........................................................     20
                  3.2.12       Personal Property............................................................     20
                  3.2.13       Intellectual Property........................................................     21
                  3.2.14       Material Contracts...........................................................     21
                  3.2.15       Large Customers..............................................................     23
                  3.2.16       Employee Relations...........................................................     23
                  3.2.17       Litigation...................................................................     24
                  3.2.18       Environmental Matters........................................................     24
                  3.2.19       Absence of Changes or Events.................................................     25
                  3.2.20       Compliance with Laws.........................................................     26
                  3.2.21       Permits......................................................................     26
                  3.2.22       Insurance....................................................................     27
                  3.2.23       Transactions with Affiliates.................................................     27
                  3.2.24       Bonds and Guarantees.........................................................     27
                  3.2.25       Employee Benefit Plans.......................................................     28
                  3.2.26       Reserves.....................................................................     31
                  3.2.27       Year 2000....................................................................     31
                  3.2.28       No Commissions...............................................................     31


                                  ARTICLE IV

                           COVENANTS AND AGREEMENTS

Section 4.1       Covenants and Agreements of Buyer.........................................................     31
                  4.1.1        Confidentiality..............................................................     31
                  4.1.2        No Solicitation by Buyer.....................................................     31
                  4.1.3        References to Cyprus Amax....................................................     32

Section 4.2       Covenants and Agreements of Cyprus Amax and the Company...................................     32
                  4.2.1        Access to Information........................................................     32
                  4.2.2        Environmental Investigation..................................................     32

                                                                                                               Page
                                                                                                               ----
                  4.2.3        Ordinary Course of Business..................................................     33
                  4.2.4        Confidentiality..............................................................     33
                  4.2.5        No Solicitation by Cyprus Amax...............................................     34
                  4.2.6        References to Buyer..........................................................     34
                  4.2.7        Assignment of Agreements.....................................................     34
                  4.2.8        Exclusivity .................................................................     34
                  4.2.9        Intercompany Accounts; Cash Accounts.........................................     35

Section 4.3       Continuing Joint Covenants and Agreements.................................................     35
                  4.3.1        No Acts or Omissions.........................................................     35
                  4.3.2        Consents of Others...........................................................     35
                  4.3.3        Antitrust Matters............................................................     36
                  4.3.4        Financing....................................................................     37
                  4.3.5        Publicity....................................................................     37
                  4.3.6        Guarantees...................................................................     37
                  4.3.7        Notice of Breach; Cure of Breach.............................................     41

Section 4.4       Twentymile Permit.........................................................................     41

Section 4.5       Cyprus Plateau Mining Corporation.........................................................     42

Section 4.6       Non-Competition Agreement.................................................................     42

Section 4.7       Keepwell Agreements ......................................................................     43


                                    ARTICLE V

                               BENEFITS PROVISIONS

Section 5.1       Benefits Matters..........................................................................     43


                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE CLOSING

Section 6.1       Conditions Precedent to Buyer's Obligations...............................................     50
                  6.1.1        Accuracy of Warranties and Performance of Covenants..........................     50
                  6.1.2        Approvals, Absence of Litigation.............................................     50
                  6.1.3        No Injunction................................................................     50
                  6.1.4        Buyer's Receipt of the Closing Documents.....................................     51

Section 6.2       Conditions Precedent to Cyprus Amax's, Energy's and the Company's Obligations.............     51

                                                                                                               Page
                                                                                                               ----
                  6.2.1        Accuracy of Warranties and Performance of Covenants..........................     51
                  6.2.2        Approvals; Absence of Litigation.............................................     51
                  6.2.3        No Injunction................................................................     51
                  6.2.4        Cyprus Amax's Receipt of the Closing Documents...............................     51
                  6.2.5        Cyprus Amax's Receipt of Specified Consents..................................     51


                                   ARTICLE VII

                                   THE CLOSING

Section 7.1       The Closing Date..........................................................................     51

Section 7.2       Deliveries at the Closing.................................................................     52
                  7.2.1        Buyer's Execution and Delivery of Documents and Payment......................     52
                  7.2.2        Cyprus Amax's Execution and Delivery of Documents and
                               Certificates.................................................................     52

Section 7.3       Simultaneous Closing......................................................................     53


                                  ARTICLE VIII

                    POST-CLOSING AGREEMENTS AND OTHER MATTERS

Section 8.1       Post-Closing Agreements...................................................................     53

Section 8.2       Inspection of Records.....................................................................     53

Section 8.3       Mutual Assistance.........................................................................     54

Section 8.4       Further Assurances........................................................................     54

Section 8.5       Transfer of Non-Covered Assets............................................................     54

Section 8.6       Exchange Act and Other Filings............................................................     54

Section 8.7       Insurance.................................................................................     55
                  8.7.1        Insurance Coverage after Closing.............................................     55
                  8.7.2        Treatment of Certain Pre-Closing Claims......................................     55
                  8.7.3        Treatment of Excluded Insurance Matters......................................     57
                  8.7.4        Treatment of Deductibles and Related Matters.................................     57

Section 8.8       Administration of Accounts................................................................     57
                  8.8.1        In Trust for Buyer...........................................................     57

                                                                                                               Page
                                                                                                               ----
                  8.8.2        In Trust for Cyprus Amax.....................................................     57
                  8.8.3        Non Right of Set-Off.........................................................     58

Section 8.9       Notice Obligations of Buyer...............................................................     58


                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1       Survival for Representations, Warranties, Covenants, Agreements and
                  Indemnifications..........................................................................     58

Section 9.2       Indemnification by Cyprus Amax............................................................     58

Section 9.3       Indemnification by Buyer and the Company..................................................     59

Section 9.4       Procedure for Third Party Claims..........................................................     59
                  9.4.1        Notice of a Third Party Claim................................................     59
                  9.4.2        Right to Defend..............................................................     60
                  9.4.3        Notice to Indemnifying Party.................................................     61
                  9.4.4        Duty to Mitigate.............................................................     61

Section 9.5       General Provisions Relating to Remedies and Indemnification...............................     61

Section 9.6       Exclusive Nature..........................................................................     63


                                    ARTICLE X

                                   TERMINATION

Section 10.1      Termination...............................................................................     64
                  10.1.1       Mutual Consent...............................................................     64
                  10.1.2       Litigation...................................................................     64
                  10.1.3       Conditions to Buyer's Obligations not Met....................................     64
                  10.1.4       Conditions to Cyprus Amax's, Energy's and the Company's
                               Obligations not Met..........................................................     64
                  10.1.5       Failure of Adequate Financing................................................     64

Section 10.2      Effect of Termination.....................................................................     64

                                                                                                               Page
                                                                                                               ----
                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1      Company Name..............................................................................     65

Section 11.2      Exclusivity of Representations and Warranties; Relationship Between the Parties...........     65

Section 11.3      Environmental Matters.....................................................................     67

Section 11.4      Tax Matters...............................................................................     67

Section 11.5      Entire Agreement..........................................................................     67

Section 11.6      Amendments................................................................................     67

Section 11.7      Severability..............................................................................     68

Section 11.8      Counterparts..............................................................................     68

Section 11.9      No Waiver.................................................................................     68

Section 11.10     Assignment................................................................................     68

Section 11.11     Fees, Costs and Expenses..................................................................     68

Section 11.12     Third Party Beneficiaries.................................................................     69

Section 11.13     Interpretation of Schedules...............................................................     69

Section 11.14     Construction..............................................................................     69

Section 11.15     Consent to Jurisdiction and Related Matters...............................................     70

Section 11.16     Waiver of Jury Trial......................................................................     70

Section 11.17     Notices...................................................................................     71

Section 11.18     Governing Law; Jurisdiction...............................................................     73

                       STOCK PURCHASE AND SALE AGREEMENT

               THIS STOCK PURCHASE AND SALE AGREEMENT is made as of the 12th day of May, 1999, by and among Cyprus Amax Minerals Company, a Delaware corporation ("Cyprus Amax"), Amax Energy Inc., a Delaware corporation ("Energy"), Cyprus Amax Coal Company, a Delaware corporation (the "Company"), and RAG International Mining GmbH, a German Gesellschaft mit beschraenkter Haftung ("Buyer") (Cyprus Amax, Energy, the Company and Buyer are sometimes individually referred to herein as a "party" and sometimes collectively as "parties").

                                  WITNESSETH

               WHEREAS, Energy owns 100 shares of the common stock, par value $1.00 per share, of the Company (the "Company Shares"), which represent 100% of the issued and outstanding shares of the capital stock of the Company;

               WHEREAS, Cyprus Amax is the parent company of Energy;

               WHEREAS, Buyer desires to purchase from Energy, and Energy desires to sell to Buyer, all of the Company Shares upon the terms and conditions set forth in this Agreement; and

               WHEREAS, simultaneously with the execution and delivery of this Agreement, Guarantor (as defined herein) is delivering a guarantee, dated as of the date hereof, to Cyprus Amax and Energy;

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cyprus Amax, the Company, Energy and Buyer hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SETION 1.1     DEFINITIONS
               -----------

               In this Agreement, the following terms shall have the following meanings:

               "Accountant" means Ernst & Young LLP or if such accounting firm is unable or unwilling to accept such appointment, another "big-five" accounting firm (other than PricewaterhouseCoopers LLP or KPMG LLP) mutually acceptable to and agreed upon by Cyprus Amax and Buyer which shall not have, and which shall not have had during the last three years, any material financial relationship with any party to this Agreement or any of their respective Affiliates.

               "Actuary" shall have the meaning set forth in Section 5.1.3(b).

               "Adjusted Equity Value" means the Equity Value as of the Closing adjusted by decreasing such amount by the amount (i) of any Cyprus Amax Asset that is reflected on the Closing Statement but not the December Statement, (ii) by which any Cyprus Amax Asset increased from the December Statement to the Closing Statement, and (iii) by which a Cyprus Amax Liability decreased from the December Statement to the Closing Statement, and increasing such amount by the amount (i) of any Cyprus Amax Liability that is reflected on the Closing Statement but not the December Statement, (ii) by which a Cyprus Amax Liability increased from the December Statement to the Closing Statement, and (iii) by which a Cyprus Amax Asset decreased from the December Statement to the Closing Statement.

               "Adjustment Computation Objection" shall have the meaning set forth in Section 2.2.2.

               "Adjustment Computations" shall have the meaning set forth in
Section 2.2.1.

               "AEI Sublease" means that certain Sublease entered into and effective the 29th day of May, 1998, by and between Amax Coal West, Inc., Cyprus Miami Mining Corporation, Cyprus Coal Equipment Company, Cyprus Sierrita Corporation, Cyprus Bagdad Copper Corporation, Cyprus Cumberland Resources Corporation, Maple Meadow Mining Company, and Twentymile Coal Company, and Cyprus Mountain Coals Corporation, Dunn Coal & Dock Company, Cannelton Industries, Inc., and Amax Coal Company.

               "Affiliate" of any Person means any other Person which Controls, is Controlled by, or is under common Control with such Person.

               "Affiliate Agreements" shall have the meaning set forth in
Section 3.2.23.

               "Agreement" means this Agreement, the Annexes, Schedules, Exhibits and other attachments hereto, and all amendments and supplements to any of the foregoing, made in accordance with Section 11.6.

               "Allowed Claim" means any actual final and nonappealable judgment for punitive damages rendered against the Company or any of its Subsidiaries as a result of a Third Party Claim to the extent the matters underlying such judgment arose from any matter which constituted a breach of any representation or warranty of Cyprus Amax hereunder.

               "Antitrust Laws" means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other federal, state, local, foreign and multinational (including European Community) statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

               "Assignment Agreement" shall have the meaning set forth in
Section 4.2.7.

               "Bond" means any deposit, trust funds, bid bonds, performance bonds and surety bonds (and all such similar undertakings) posted by any Person for the benefit of another Person to secure such other Person's reclamation, self insurance or other obligations (or equivalent assurance).

               "Buyer" shall have the meaning set forth in the preamble.

               "Buyer Adjusted Claim Amount" shall have the meaning set forth in
Section 8.7.2(b).

               "Buyer Actuary" shall have the meaning set forth in Section 5.1.3(b).

               "Buyer Debt Amount" means the excess, if any, of the Stated Price over $985 million.

               "Buyer Debt Facility" means a loan to the Company from a third party to be arranged by Buyer prior to the Closing Date to be fully available on the Closing Date, which shall have an aggregate principal amount equal to the Estimated Buyer Debt Amount.

               "Buyer Deduction" shall have the meaning set forth in Section 8.7.2(b).

               "Buyer Guarantees" shall have the meaning set forth in Section 3.2.14(o).

               "Buyer Indemnified Parties" shall have the meaning set forth in
Section 9.2.

               "Buyer Initial Claim Amount" shall have the meaning set forth in
Section 8.7.2(b).

               "Buyer Savings Plan" shall have the meaning set forth in Section 5.1.7.

               "Buyer Savings Trust" shall have the meaning set forth in Section 5.1.7.

               "Buyer Surety Bond" shall have the meaning set forth in Section 4.3.6(g).

               "Buyer's Bring Down Certificate" shall have the meaning set forth in Section 6.2.1.

               "Closing" shall have the meaning set forth in Section 7.1.

               "Closing Date" shall have the meaning set forth in Section 7.1.

               "Closing Statement" shall have the meaning set forth in Section 2.2.1.

               "Coal Act" shall have the meaning set forth in Section 3.2.25(1).

               "Coal Plans" means the following plans sponsored by the Company or any of its Subsidiaries: (i) Retirement Plan for Hourly Employees of Cyprus Amax Coal Company - Lost Mountain; (ii) Retirement Plan for Hourly Employees of Cyprus Amax Coal Company - Plateau Mining; (iii) Retirement Plan for Non-Represented Hourly Employees of Cyprus Amax Coal Company - Twentymile Coal Company; (iv) Roaring Creek Coal Company Pension Plan for Hourly Employees; (v) Cyprus Amax Coal Company, Belle Ayr and Eagle Butte Mines Classified Employees Pension Plan; and (vi) Cyprus Empire Corporation United Mine Workers of America Pension Plan.

               "Coal Separation Plan" shall have the meaning set forth in
Section 5.1.16

               "Coal Severance Plan" shall have the meaning set forth in Section 5.1.16.

               "COBRA" shall have the meaning set forth in Section 3.2.25(g).

               "Code" means the Internal Revenue Code of 1986, and the rules and regulations issued thereunder.

               "Collective Bargaining Agreements" shall have the meaning set forth in Section 3.2.14(l).

               "Company" shall have the meaning set forth in the preamble.

               "Company Bonds" shall have the meaning set forth in Section 3.2.24(a).

               "Company Disclosure Schedule" means the Disclosure Schedule delivered in connection herewith, as amended or supplemented from time to time in accordance herewith.

               "Company Employees" shall have the meaning set forth in Section 5.1.1.

               "Company Plan" shall have the meaning set forth in Section 3.2.25(a).

               "Company Properties" means all properties, sites and facilities currently owned or operated by the Company or any of its Subsidiaries and all properties, sites and facilities which were owned or operated at any previous time by the Company or any of its Subsidiaries and for which a Governmental Authority or any other Person seeks to hold the Company or any of its Subsidiaries responsible or liable in whole or in part.

               "Company Shares" shall have the meaning set forth in the preamble.

               "Confidentiality Agreement" shall have the meaning set forth in
Section 4.1.1.

               "Continuing Affiliates" means Cyprus Amax and each of its Affiliates other than the Company and the Subsidiaries of the Company and other than any other Affiliates of the Company that will be Controlled by the Company as of the Closing.

               "Control" means the direct or indirect power affirmatively to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. "Controls," "Controlled" and "Controlling" shall have corresponding meanings.

               "Covered Debt Amount" as of any date means the aggregate principal amount of long term debt and capital lease obligations (including in each case the current portion thereof) as of such date, in each case computed in accordance with Cyprus Amax's past policies and practices as reflected in the Financial Statements.

               "Cyprus Adjusted Claim Amount" shall have the meaning set forth in Section 8.7.2(b).

               "Cyprus Amax" shall have the meaning set forth in the preamble.

               "Cyprus Amax Asset" means an asset reflected on the Closing Statement that is to be paid to Cyprus Amax or one of the Continuing Affiliates in accordance with the terms of this Agreement or any Related Agreement.

               "Cyprus Amax Bonds" shall have the meaning set forth in Section 3.2.24(b).

               "Cyprus Amax's Bring Down Certificate" shall have the meaning set forth in Section 6.1.1.

               "Cyprus Amax Guarantees" shall have the meaning set forth in
Section 3.2.24(e).

               "Cyprus Amax Indemnified Parties" shall have the meaning set forth in Section 9.3.

               "Cyprus Amax Liability" means a liability reflected on the Closing Statement that is to be assumed by Cyprus Amax or one of the Continuing Affiliates in accordance with the terms of this Agreement or any Related Agreement.

               "Cyprus Amax Plan" shall have the meaning set forth in Section 3.2.25(a).

               "Cyprus Amax Savings Plan" shall have the meaning set forth in
Section 5.1.6.

               "Cyprus Amax Savings Trust" shall have the meaning set forth in
Section 5.1.7.

               "Cyprus Deduction" shall have the meaning set forth in Section 8.7.2(b).

               "Cyprus Initial Claim Amount" shall have the meaning set forth in
Section 8.7.2(b).

               "December Statement" means the combined statement of assets, liabilities and parent investment of the Company as of December 31, 1998 included in the Financial Statements.

               "Deferred Compensation Plan" shall have the meaning set forth in
Section 5.1.11.

               "DMG" shall have the meaning set forth in Section 4.4.

               "Employee Policies" shall have the meaning set forth in Section 3.2.16(a).

               "Encumbrance" means any lien, security interest, mortgage or encumbrance, other than a Permitted Encumbrance.

               "Energy" shall have the meaning set forth in the preamble.

               "Environment" means any surface water, ground water, drinking water supply, surface or subsurface land strata, or ambient air, and includes any natural resources (including fish, wildlife, and biota) therein or thereon.

               "Environmental Conditions Associated with the Company Properties" means the existence and condition of any waste materials or other substances on the Company Properties, any release or threat of release of Hazardous Materials into the Environment from or at the Company Properties or from materials which the Company disposed of or arranged for the disposal of offsite, any adverse effect on humans or the Environment deriving from such releases or threatened releases of Hazardous Materials, and any hazards or damage to health, property, or the Environment posed or caused by the Company Properties or by Hazardous Materials thereon or by Hazardous Materials released or threatened to be released into the Environment from or at the Company Properties or from materials which the Company disposed of or arranged for the disposal of offsite.

               "Environmental Laws" means any Laws (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Superfund Amendments and Reauthorization Act of 1986, Pub. L. 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. s. 6901; the Clean Air Act, 42 U.S.C. s. 7401; the Clean Water Act, 33 U.S.C. s. 1251 et seq.; SMCRA; the Safe Drinking Water Act, 42 U.S.C. ss.
300f et seq.; and the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.), including any plan, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by any Governmental Authority, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, handling, distribution, transportation, release, threatened release or disposal of Hazardous Materials, noise control, the protection of human health or the Environment, the injury or damage to, or restoration or replacement of natural resources, or land reclamation.

               "Environmental Permits" shall have the meaning set forth in
Section 3.2.18(a).

               "Equipment Leases" shall have the meaning set forth in Section 4.3.6(e).

               "Equity Value" as of any date means the parent investment in the Company and its Subsidiaries as of such date, determined in a manner consistent with Cyprus Amax's past policies and practices as reflected in the Financial Statements.

               "ERISA" means the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder.

               "Estimated Buyer Debt Amount" shall have the meaning set forth in
Section 2.2.1.

               "Excess DC Plan" shall have the meaning set forth in Section 5.1.10.

               "Excluded Assets" means any and all rights and claims of the Company and its Affiliates in respect of all shares of capital stock of Cyprus Australia Coal Company and any and all rights and claims of the Company and its Affiliates in respect of, and the rights and claims to all recovery in, the following proceedings:

               (a)  Arch Mineral Corporation et al. v. ICI Explosives USA, Inc.
                    -------------------------------    ----------------------
al., in the United States District Court, Cause No. IP 96-0754 C, and any past,
---
present or future related or similar litigation seeking recovery for antitrust violations occurring on or prior to the Closing and related to the purchase of commercial explosives;

               (b)  Cyprus Amax Coal Company, Amax, Inc. and Cyprus Foote
                    -----------------------------------------------------
Mineral Company v. Alliance Insurance Company et al., in the Superior Court of
---------------    --------------------------------
The State of California,

For The County of Los Angeles, Case No. BC198946, and any past, present or future related litigation seeking recovery for insurance proceeds under policies in effect before Closing; and

          (c)  Cyprus Empire Corporation and Cyprus Amax Coal Company vs.
               ------------------------------------------------------
Colorado Department of Revenue, District Court, Arapahoe County, Colorado, Case
-------------------------------
No. 99 CV 463, Division 4, and any past, present or future related or similar litigation seeking recovery for tax refunds to which Cyprus Amax or one of the Continuing Affiliates is entitled under the Tax Sharing and Indemnification Agreement.

          "Excluded Insurance Matters" shall have the meaning set forth in
Section 8.7.3.

          "Excluded Liabilities" means any and all Liabilities arising out of or relating to, directly or indirectly:

          (a) the Company's former Subsidiary Amax Coal Company's prior ownership of the capital stock of Amax Oil & Gas, Inc., including all Liabilities arising out of that certain Stock Purchase Agreement, dated March 1, 1994, between Amax Coal Company and Union Pacific Resources;

          (b) the Company's former Subsidiary Amax Coal Company's prior ownership of the capital stock of Amax Gold, Inc.;

          (c) that certain site in the State of Michigan which formerly had a tannery situated thereon, which site was deeded on March 19, 1998 from Cannelton Industries, Inc. to Cyprus Mines Corporation, said deed being recorded in Liber 728, Page 294, of the recorders office in Chippewa County, Michigan;

          (d)  the Excluded Assets; and

          (e) the obligations of Cyprus Amax and Energy under Section 2 of the Tax Sharing and Indemnification Agreement.

          "Financial Statements" shall have the meaning set forth in Section 3.2.10.

          "414(l) Amount" shall have the meaning set forth in Section 5.1.3(b).

          "Governmental Authority" means any federal, state, local, foreign or multinational (including the European Community) court, tribunal, legislative, administrative or regulatory authority or agency, with competent jurisdiction.

          "Guarantees" shall have the meaning set forth in Section 3.2.24(e).

          "Guarantor" means RAG Beteiligungs-GmbH, a German Gesellschaft mit beschraenkter Haftung.

          "Hazardous Materials" means any wastes, substances, radiation or materials (whether solids, liquids or gases) (a) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic or mutagenic; (b) which are or become defined as "pollutants", "contaminants",

"hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (c) which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including crude oil or any fraction thereof); or (d) which pose a hazard to natural resources, human health or safety or the environment.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

          "HSR Termination Date" shall have the meaning set forth in Section 6.2.2.

          "Imprest Checking Accounts" means local checking accounts in the nature of petty cash funds used to pay for incidental expenditures that do not warrant processing through the centralized disbursement account of Cyprus Amax.

          "indemnified party" shall have the meaning set forth in Section 9.4.1.

          "indemnifying party" shall have the meaning set forth in Section
9.4.1.

          "Keepwell Agreements" shall have the meaning set forth in Section 3.1.10.

          "Knowledge", "known", "belief", "believe" or variances thereof (whether or not capitalized) shall mean, except as otherwise stated herein, when applied to Cyprus Amax or any of its Affiliates, the knowledge after due inquiry of those persons listed on Annex A-1, and when used with respect to Buyer or any of its Affiliates shall mean the knowledge after due inquiry of the persons listed on Annex A-2.

          "Large Customers" shall have the meaning set forth in Section 3.2.15.

          "Laws" means any law, statute, code, treaty, rule, directive, plan, regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment.

          "Leased Property Interests" shall have the meaning set forth in
Section 3.2.11.

          "Liability" means any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

          "Losses" shall have the meaning set forth in Section 9.2.

          "Managerial Employee" means any full-time employee whose current base compensation exceeds $65,000 per year and all officers and directors of the relevant employer.

          "Material Adverse Effect" with respect to any Person means an event, condition or circumstance that is, as of the date hereof or as of the Closing Date, materially adverse to the business, operations, assets, or financial condition of such Person and its Subsidiaries, taken as a whole.

          "Material Contracts" shall have the meaning set forth in Section
3.2.14.

          "Material Restricted Contracts" shall have the meaning set forth in
Section 3.2.14.

          "Minimum Equity Value" means $974.871 million plus (x) the aggregate income of the Company and its Subsidiaries before federal and state income taxes from December 31, 1998 through the Closing Date, less (y) the aggregate amount of cash and cash equivalents paid to Energy as dividends or other distributions from December 31, 1998 through the Closing Date (including dividends or distributions paid in respect of amounts under the Buyer Debt Facility but excluding $1.365 million in respect of cash and cash equivalents reflected on the December Statement), in each case computed in accordance with Cyprus Amax's past policies and practices.

          "Multi-Employer Plan" shall have the meaning set forth in Section 3.2.25(k).

          "Names" shall have the meaning set forth in Section 11.1.

          "Net Pension Amount" shall have the meaning set forth in Section 5.1.3(d).

          "New Plan" shall have the meaning set forth in Section 5.1.3(a).

          "New Plan Trust" shall have the meaning set forth in Section 5.1.3(a).

          "1992 Plan" shall have the meaning set forth in Section 3.2.25(m).

          "Outstanding Guarantee Amount" shall have the meaning set forth in
Section 4.3.6(g).

          "Owned Property Interests" shall have the meaning set forth in Section 3.2.11.

          "party" or "parties" shall have the meaning set forth in the preamble.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "PBO Amount" shall have the meaning set forth in Section 5.1.3(d).

          "Permits" means all licenses, permits, waivers and other governmental approvals and authorizations required by Law in order to own, lease, use, occupy and operate the assets of the Company and its Subsidiaries (including the Property Interests and all coal mining, preparation, load out and reclamation operations) at the places and in the manner currently conducted and operated.

          "Permitted Encumbrances," with respect to any particular property, means (a) such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or, if commenced, as to which any such proceedings are being contested in good faith or for which adequate reserves are set aside on the books and records of the

Company: (i) liens for taxes, assessments and governmental charges not yet due and payable; (ii) encumbrances including materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business; and (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (b) survey exceptions, easement agreements and other encumbrances on or exceptions to title to real property that do not result from the incurrence of any indebtedness other than indebtedness or Encumbrances listed on Schedule 3.2.14; (c) zoning restrictions and other similar limitations imposed by any authority having jurisdiction over real property, and (d) reservations of record; and with respect to subsections (b), (c) and (d) in each such case that do not materially affect the ability to use such property for its current purposes.

          "Person" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity.

          "Personal Property" shall have the meaning set forth in Section
3.2.12.

          "Plans" shall have the meaning set forth in Section 3.2.25(a).

          "Proceeding" shall have the meaning set forth in Section 4.3.6(f).

          "Property Interests" shall have the meaning set forth in Section
3.2.11.

          "Purchase Price" shall have the meaning set forth in Section 2.1.2.

          "Related Agreements" means the Tax Sharing and Indemnification Agreement, Transitional Services Agreement, Buyer Surety Bond, Assignment Agreement and all agreements, certificates and other documents delivered in connection herewith or therewith.

          "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any real property into or upon the Environment, (including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems) at, on, from, above or under such parcel of real property at which Hazardous Materials originating on or from such parcel of real property have been generated, handled, stored, treated or disposed.

          "Representatives" shall have the meaning set forth in Section 9.6.2.

          "Salaried Plan" shall have the meaning set forth in Section 5.1.2.

          "Salaried Plan Trust" shall have the meaning set forth in Section 5.1.3(a).

          "Savings Plan Transfer Date" shall have the meaning set forth in
Section 5.1.7.

          "Seller Bonds" shall have the meaning set forth in Section 3.2.24(c).

          "SMCRA" means the Surface Mining Control and Reclamation Act, as amended, 30 U.S.C. ss. 1201, et seq., any rule or regulation promulgated thereunder, and any similar state law or regulation.

          "Shared Guarantees" shall have the meaning set forth in Section 3.2.24(f).

          "Stated Price" shall mean (a) $1,085 million less (b) the aggregate Covered Debt Amount as of the Closing Date less (c) the aggregate amount of cash and cash equivalents paid to Energy as dividends or other distributions after December 31, 1998 through the Closing Date (other than dividends or other distributions paid in respect of amounts under the Buyer Debt Facility and other than dividends or other distributions of $1.365 million in respect of cash and cash equivalents reflected on the December Statement) plus (d) the aggregate amount of cash and cash equivalents contributed to the Company by Energy after December 31, 1998 through the Closing Date.

          "Subsidiary" of any Person means any corporation or other Person, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or other similar governing body of such corporation or other Person is directly or indirectly owned or Controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, no Person that is not Controlled by another Person shall be deemed to be a Subsidiary of such other Person. For all purposes herein, Cyprus Australia Coal Company and its Subsidiaries shall not be deemed to be Subsidiaries of the Company, but shall instead be deemed to be Continuing Affiliates.

          "Supplemental Retirement Plans" shall have the meaning set forth in
Section 5.1.9.

          "Tax Sharing and Indemnification Agreement" means the agreement substantially in the form attached hereto as Exhibit A to be executed and delivered by the parties hereto as of the Closing.

          "Third Actuary" shall have the meaning set forth in Section 5.1.3(e).

          "Third Party Claim" shall have the meaning set forth in Section 9.4.1.

          "Third Party Rights" shall have the meaning set forth in Section
9.5.5.

          "Transferred Accounts" shall have the meaning set forth in Section 5.1.7.

          "Transferred Benefits" shall have the meaning set forth in Section 5.1.3(a).

          "Transitional Services Agreement" means the agreement substantially in the form attached hereto as Exhibit B to be executed and delivered by the parties hereto as of the Closing.

          "Twentymile AVF Permit" shall have the meaning set forth in Section
4.4.

          "WARN Act" shall have the meaning set forth in Section 5.1.15.

               "Willow Creek Mine" means the mine located near Helper, Utah and known as the Willow Creek Mine.

               "Year 2000" means any risk that computer hardware or software used by or in connection with the business or operation of the Company or any of its Subsidiaries will not, in the case of dates occurring or time periods ending after December 31, 1999, function in all material respects at least as effectively as in the case of dates and time periods occurring prior to December 31, 1999.

                                  ARTICLE II

                                THE TRANSACTION

SECTION 2.1    PURCHASE AND SALE
               -----------------

               Section 2.1.1  Estimated Adjustment. No later than five (5) days
                              --------------------
prior to the Closing, Cyprus Amax shall deliver to Buyer an estimated unaudited combined statement of assets, liabilities and parent investment, as of the Closing Date and a reasonable estimate, as of the Closing Date, of the Buyer Debt Amount (the "Estimated Buyer Debt Amount"). The Estimated Buyer Debt Amount shall be for preliminary purposes only and, except for purposes of determining the amount payable to Energy on the Closing Date, no party shall be bound thereby.

               Section 2.1.2  Sale and Purchase of Shares. Subject to the terms
                              ---------------------------
and conditions of this Agreement, on the Closing Date, Energy hereby agrees to, and Cyprus Amax hereby agrees to cause Energy to, sell, transfer, assign and convey to Buyer all of the Company Shares, and Buyer hereby agrees (a) to purchase all of the Company Shares from Energy, (b) to pay Energy an amount equal to $985 million (the "Purchase Price"), (c) to have arranged prior to the Closing Date the Buyer Debt Facility so as to enable the Company to draw thereunder the Estimated Buyer Debt Amount at the Closing and so as to permit the Company to pay the Estimated Buyer Debt Amount to Energy as dividends at the Closing, (d) to permit the Company to declare and pay a dividend to Energy at the Closing in an aggregate amount equal to the Estimated Buyer Debt Amount, and
(e) in the event that the Closing shall occur after July 31, 1999, to pay to Energy interest on the sum of $985 million and the Estimated Buyer Debt Amount from and including August 1, 1999 through the Closing Date, calculated at a rate equal to 7% per annum. Buyer's obligation to arrange and cause to be fully available for draw the Buyer Debt Facility shall be treated as part of its obligation to finance the transactions contemplated hereby. For purposes of clarification, none of Cyprus Amax or any of the Continuing Affiliates shall have any Liability or other obligation whatsoever for the Buyer Debt Facility, either prior to, at or after Closing and no costs associated with the Buyer Debt Facility will be borne by or charged to any of Cyprus Amax, any of its Continuing Affiliates, the Company or any of its Subsidiaries. All currency amounts in this Agreement refer to United States of America Dollars, unless specifically indicated otherwise.

               SECTION 2.2    EQUITY ADJUSTMENT TO PURCHASE PRICE
                              -----------------------------------
               Section 2.2.1  Closing Statement. Within sixty (60) days
                              -----------------
following the Closing, Cyprus Amax shall prepare and deliver to Buyer, an unaudited combined statement of assets, liabilities and parent investment, as of the Closing Date (the "Closing Statement") prepared on the same basis as, and in a manner consistent with Cyprus Amax's past policies and practices as reflected in, the Financial Statements, together with a computation (collectively, the "Adjustment Computations") as of the Closing Date of the Buyer Debt Amount, the Adjusted Equity Value and the Minimum Equity Value. Buyer shall, and shall cause the Company to, provide Cyprus Amax's Representatives reasonable access to the books and records of the Company and Buyer shall cause the Company's Representatives to provide reasonable assistance to Cyprus Amax, both in connection with the preparation of the Closing Statement and the Adjustment Computations, as well as any dispute with respect thereto.

          Section 2.2.2  Objection to Adjustment Computations. Buyer shall have
                         ------------------------------------
the right within forty five (45) days following the delivery of the Closing Statement to object in writing to the Adjustment Computations, specifying with particularity and in an itemized detailed list the basis for any such objection(s) (the "Adjustment Computation Objection"). Cyprus Amax shall cause to be made available to Buyer and Buyer's Representatives reasonable access in a timely fashion to the books, records and working papers referenced, created or otherwise used in connection with the preparation of the Closing Statement, the statement of assets, liabilities and parent investment of the Company as of December 31, 1998 included in the Financial Statements and the Adjustment Computations. In the event Buyer and Buyer's Representatives give Cyprus Amax written notice prior to the 30th day after delivery of the Closing Statement that they have not been provided with such access in a timely fashion and specify in reasonable detail the information needed, such 45-day period shall be extended until 30 days after Cyprus Amax shall have provided to Buyer and Buyer's Representatives any information reasonably requested in such written notice. Buyer may not base any Adjustment Computation Objection on any of the following: (a) the accounting treatment of any matter reflected on the Closing Statement to the extent such matter was treated in accordance with the same accounting treatment in the statement of assets, liabilities and parent investment of the Company as of December 31, 1998 included in the Financial Statements, (b) any individual claim relating to a specific transaction or set of facts that involves a challenge of less than $100,000, (c) any claim with respect to the book value of Willow Creek Mine or with respect to any reserves relating to the Willow Creek Mine or its operations or activities, (d) any claim that the book value of any asset should be decreased as a result of any asset impairment or any similar matter, or any claim that the book value of any liability or reserve should be increased, or that any reserve should be established, as a result of any contingent liability or any similar matter, except to the extent arising from or relating to any events occurring other than in the ordinary course of business after December 31, 1998 (which ordinary course of business shall be deemed to include the deterioration of the business, loss of customers, increases in costs or any decline in prices for the business' products), (e) any claim as to stewardship expenses or state or federal income taxes, or (f) any change in pension minimum liability from December 31, 1998 through Closing. Buyer shall be deemed to have agreed with all items and amounts contained in the Closing Statement and Adjustment Computations, except as so objected to in such notice with particularity and in detail. If Buyer does so object, Cyprus Amax and Buyer shall cooperate with each other to attempt to reach a mutual agreement thereon, or, failing such agreement within thirty (30) days following delivery of the Adjustment Computation Objection, the objection shall be resolved by the Accountant, the cost of which shall be shared equally by Cyprus Amax and Buyer. Cyprus Amax and Buyer shall deliver to the Accountant copies of any schedules or documentation which may be reasonably required by the

Accountant to make its determination. Cyprus Amax and Buyer shall be entitled to make presentations to the Accountant in connection therewith. Cyprus Amax and Buyer shall use all reasonable efforts to cause the Accountant to promptly complete such determination. The determination of the Accountant shall be final and binding on the parties.

               Section 2.2.3  Adjustment Payments. In the event that (x) the
                              -------------------
Buyer Debt Amount as of the Closing Date is different from the Estimated Buyer Debt Amount, or (y) the Adjusted Equity Value is less than the Minimum Equity Value, then:

               (a) if the Buyer Debt Amount is greater than the Estimated Buyer Debt Amount, Buyer shall pay to Energy the amount of such excess plus, if the Closing occurred after July 31, 1999, interest on such excess computed at the rate of 7% per annum from and including August 1, 1999 through the Closing Date;

               (b) if the Buyer Debt Amount is less than the Estimated Buyer Debt Amount, Energy shall pay to Buyer the amount of such shortfall plus, if the Closing occurred after July 31, 1999, interest on such shortfall computed at the rate of 7% per annum from and including August 1, 1999 through the Closing Date;

               (c) if the Adjusted Equity Value is less than the Minimum Equity Value, Energy shall pay Buyer the amount of such shortfall; and

               (d) if the Adjusted Equity Value is greater than the Minimum Equity Value, no payment shall be due hereunder.

All such payments provided for in clause (a) through (c) shall be made by check or wire transfer within five (5) days after expiration of the 45-day period set forth in Section 2.2.2, or five (5) business days after the resolution of any objection pursuant to Section 2.2.2, whichever is later, with such payment accompanied by interest at the rate of seven percent (7%) per annum from the Closing Date.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1    BUYER'S REPRESENTATIONS AND WARRANTIES
               --------------------------------------

               Buyer hereby represents and warrants to Cyprus Amax and Energy as set forth below:

               Section 3.1.1  Due Organization. Buyer is a Gesellschaft mit
                              ----------------
beschraenkter Haftung, duly incorporated, validly existing and in good standing under the laws of the Federal Republic of Germany.

               Section 3.1.2  Due Authorization. Buyer has the full corporate
                              -----------------
power and authority to enter into and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Buyer, the consummation of transactions contemplated hereby and thereby, and the performance by Buyer of all of its obligations under this Agreement and the Related Agreements have been duly authorized and approved by Buyer. This Agreement has been, and at Closing each Related Agreement will be, duly executed and delivered by a duly authorized officer of Buyer.

          Section 3.1.3  Enforceability. This Agreement constitutes, and each
                         --------------
Related Agreement will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          Section 3.1.4  No Conflict. Neither the execution and delivery of this
                         -----------
Agreement or any Related Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will conflict with or result in a breach, violation or default in any material respect of any of the terms, conditions or provisions of Buyer's or any of its Affiliate's certificates of incorporation, as amended, by-laws, as amended, or other organizational instruments, any Law applicable to it, any of its Affiliates or any of their respective material properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to it, any of its Affiliates or any of their respective material properties or assets.

          Section 3.1.5  No Contract Conflict. Neither the execution and
                         --------------------
delivery of this Agreement or any Related Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby or thereby will conflict with or result in a breach or give rise to a default or violation in any material respect on Buyer's or any of its Affiliate's part under any material obligation, lease, license, agreement, contract, plan, or other arrangement.

          Section 3.1.6  No Litigation Conflict. There is no action, suit or
                         ----------------------
proceeding pending or, to Buyer's knowledge, threatened in writing against or affecting Buyer or any of its Affiliates or any of their respective properties or assets, at law or in equity, or before any Governmental Authority, which would be reasonably likely to have a Material Adverse Effect on Buyer or to interfere with Buyer's ability to consummate this Agreement, any Related Agreement or the transactions contemplated hereby or thereby.

          Section 3.1.7  Regulatory Approvals. Except as required by the HSR
                         --------------------
Act, no material governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Buyer or any of its Affiliates from any Governmental Authority in connection with the execution, delivery and performance by Buyer of this Agreement, any Related Agreement or the transactions contemplated hereby or thereby.

          Section 3.1.8  Qualifications as Lessee; Coal Acreage Limitations.
                         --------------------------------------------------

          (a) Buyer and its Affiliates are qualified in every respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases. The acquisition, directly or indirectly, by Buyer of the Company and its Subsidiaries will not cause Buyer or any of its Affiliates to violate any limitations or parameters imposed in 43 C.F.R. Part 3400.

          (b) As of the execution and delivery hereof and after giving effect to the purchase of the Company and its Subsidiaries, Buyer and its Affiliates will not exceed the coal acreage lease or permit limit set forth in 30 U.S.C.
Section 184.

          Section 3.1.9  Permit Blocking. Neither Buyer nor any of its
                         ---------------
Affiliates has been notified (nor to the Knowledge of Buyer is there any pending or threatened notification) by the Federal Office of Surface Mining or the agency of any state administering SMCRA that Buyer or any of its Affiliates is
(i) ineligible to receive surface mining permits, or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked (i.e. "permit blocked"). To the Knowledge of Buyer there is no basis for any matter set forth in clause (i) or (ii).

          Section 3.1.10 Buyer's Financial Capacity. Buyer has, and will have at
                         --------------------------
all times prior to Closing, available to it adequate funds to consummate the transactions contemplated hereby and by the Related Agreements and to perform its obligations hereunder and thereunder. As of December 31, 1998, Buyer had a net worth (calculated in accordance with German generally accepted accounting principles) of approximately DM 133,000,000 and has a net worth (calculated in accordance with German generally accepted accounting principles) of at least DM 133,000,000. Buyer's liabilities and other obligations are covered directly or indirectly by profit and loss agreements with RAG Aktiengesellschaft, ("RAG AG") pursuant to which RAG AG has agreed to satisfy all liabilities and obligations of Buyer not satisfied by Buyer (the "Keepwell Agreements"). As of December 31, 1998, Guarantor had a net worth (calculated in accordance with German generally accepted accounting principles) of approximately DM 2,237,000,000 and has a net worth (calculated in accordance with German generally accepted accounting principles) of at least DM 2,237,000,000. The Letter set forth in Schedule
3.1.10 sets forth certain arrangements relating to the terms of the Keepwell Agreements. No bankruptcy proceedings are pending or contemplated by or, to Buyer's knowledge, threatened against Buyer or any of its Affiliates. Buyer is not insolvent and the execution of this Agreement, and the consummation of the transactions contemplated hereunder, will not render Buyer insolvent.

          Section 3.1.11 Investment Intent. Buyer is acquiring the Company
                         -----------------
Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution thereof or with any present intention of selling, distributing, or otherwise disposing of the Company Shares. Buyer is capable of evaluating the merits and risks of its investment, has the capacity to protect its own interests, and has the financial ability to bear the economic risks of the investment.

          Section 3.1.12 Legend. Buyer understands that the Company Shares are
                         ------
characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Energy in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended, only in certain limited circumstances. It is understood that the certificates evidencing the Company Shares shall bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933

AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM."

          Section 3.1.13 Access to Information. Buyer has had an opportunity to
                         ---------------------
discuss the business, condition, management and financial affairs of the Company and its Subsidiaries with its management, and the opportunity to review the properties, operations, liabilities, obligations, books, accounts, records, contracts and documents of the Company and its Subsidiaries.

          Section 3.1.14 Buyer's Knowledge. None of Buyer, any of its Affiliates
                         -----------------
or any of their respective Representatives has any knowledge of any fact, event or circumstance that it believes constitutes (or would be reasonably likely to constitute) or indicates (or would be reasonably likely to indicate) a breach of any representation, warranty or covenant made by Cyprus Amax or Energy in this Agreement or any agreement entered into in connection herewith. Buyer agrees to notify Cyprus Amax in writing promptly upon Buyer's, its Affiliates' or any of their respective Representatives' discovery of any information on or prior to the Closing Date relating to the operations (including the financial condition, assets and properties) of the Company or any of its Subsidiaries which it believes constitutes (or would be reasonably likely to constitute) or believes indicates (or would be reasonably likely to indicate) a breach of any representation, warranty or covenant of Cyprus Amax or Energy contained herein.

          Section 3.1.15 No Commissions. Except for Chase Securities Inc., whose
                         --------------
fees and expenses are the obligation of Buyer, and for other Persons whose fees and expenses will solely be the obligation of Buyer, Buyer has not retained any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

          SECTION 3.2    CYPRUS AMAX'S REPRESENTATIONS AND WARRANTIES
                         --------------------------------------------

          Cyprus Amax hereby represents and warrants to Buyer as set forth below. No representation or warranty is made by Cyprus Amax or Energy in this Agreement either as of the date hereof or as of the Closing with respect to any matter or development which may arise (a) in connection with any financing arrangements undertaken or proposed to be undertaken by Buyer or any of its Affiliates in order to consummate the transactions contemplated hereby, or in connection with Buyer or any of its Affiliates' plans for the business and operations of the Company and its Subsidiaries, (b) as a result of any specific legal or regulatory status of Buyer or any of its Affiliates, or as a result of the identity of Buyer or any of its Affiliates, or (c) as a result of the announcement of this Agreement and the transactions contemplated hereby. Subject to the foregoing, except as set forth on the Company Disclosure Schedule:

          Section 3.2.1  Due Organization. Cyprus Amax, Energy and the Company
                         ----------------
are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company and each of its Subsidiaries has full corporate power and authority to own and lease its respective properties, to operate its respective business and to carry on its respective business in the places and in the manner as currently conducted. The Company and each of its Subsidiaries is qualified or licensed to do business in each jurisdiction in which the nature of its business or the property owned, leased or operated by it requires such qualification or license in order to conduct its business as currently conducted.

          Section 3.2.2  Due Authorization. Each of Cyprus Amax, Energy and the
                         -----------------
Company has the full corporate power and authority to enter into and perform this Agreement, the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements by Cyprus Amax, Energy and the Company, and the performance by Cyprus Amax, Energy and the Company of all of their obligations under this Agreement and the Related Agreements have been duly authorized and approved by Cyprus Amax, Energy and the Company. This Agreement has been, and at Closing each Related Agreement will be, duly executed and delivered by duly authorized officers of Cyprus Amax, Energy and the Company.

          Section 3.2.3  Enforceability. This Agreement constitutes, and each
                         --------------
Related Agreement will constitute, the legal, valid and binding obligations of Cyprus Amax, Energy and the Company enforceable against them in accordance with their terms.

          Section 3.2.4  No Conflict. Neither the execution and delivery of this
                         -----------
Agreement or any Related Agreement by Cyprus Amax, Energy and the Company, nor the performance by Cyprus Amax, Energy and the Company of their respective obligations hereunder or thereunder, will conflict with or result in a breach, violation or default in any material respect of any of the terms, conditions or provisions of Cyprus Amax's, Energy's or the Company's Certificate of Incorporation or By-Laws or any comparable organizational document of any Subsidiary of the Company, any Law applicable to Cyprus Amax, Energy, the Company or any of its Subsidiaries or any of their respective material properties or assets, or any order, writ, injunction, judgment or decree of any Governmental Authority or any arbitration award applicable to Cyprus Amax, Energy, the Company or any of its Subsidiaries or any of their respective material properties or assets.

          Section 3.2.5  No Contract Conflict. Subject to obtaining consents
                         --------------------
with respect to the Material Restricted Contracts, neither the execution and delivery of this Agreement or any Related Agreement by Cyprus Amax, Energy and the Company, nor the performance by Cyprus Amax, Energy and the Company of their respective obligations hereunder or thereunder, will conflict with, result in a breach of, or constitute a default in any material respect, on Cyprus Amax's, Energy's, the Company's or any of the Company's Subsidiaries' part, under any material obligation, lease, contract, plan, or other arrangement to which each is a party or by which any of their respective properties or assets is bound.

          Section 3.2.6  Regulatory Approvals. Except as required by the HSR Act
                         --------------------
or as set forth on Schedule 3.2.6, no material governmental notice, filing, authorization, approval, order or consent is required to be given, filed or obtained by Cyprus Amax, Energy or the Company from any Governmental Authority in connection with the execution, delivery and performance by Cyprus Amax, Energy or the Company of this Agreement, any Related Agreement or the transactions contemplated hereby or thereby.

          Section 3.2.7  Title to Stock; Subsidiaries. (a) Energy has good and
                         ----------------------------
valid title to the Company Shares, free and clear of any Encumbrance, and has the right, power, authority and capacity to sell, transfer and vest in Buyer legal and beneficial title to the Company Shares in the manner provided herein, free and clear of any Encumbrance.

          (b) The Company's Subsidiaries are set forth on Schedule 3.2.7(b). Except as set forth on Schedule 3.2.7(b), and except for Cyprus Australia Coal Company and its Subsidiaries, the Company does not directly or indirectly own any material equity interest in any Person. Except as set forth on Schedule 3.2.7(b), the Company has good and valid title to all of the issued and outstanding shares of capital stock of each of its Subsidiaries free and clear of any Encumbrances.

          Section 3.2.8  Capitalization. The authorized capital stock of the
                         --------------
Company consists of 1000 shares of common stock, par value $1.00 per share, of which 100 shares have been issued and are outstanding. The authorized capital stock of each of the Company's Subsidiaries including the number and type of shares of capital stock authorized, issued and outstanding and the per share par value is as set forth on Schedule 3.2.8. All of the issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon the Company or, to the knowledge of Cyprus Amax, any other Person, and were issued in compliance with all applicable foreign, federal and state securities or "blue-sky" Laws. Except as set forth on Schedule 3.2.8, there are no securities convertible into or exchangeable for the stock of the Company or any of its Subsidiaries; and there are no outstanding securities, options, warrants, rights, agreements, calls, subscriptions, commitments, demands or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (i) call for the issuance, sale or other disposition of any capital stock of the Company or any of its Subsidiaries by Cyprus Amax, Energy, the Company or any of their Affiliates, or to the Knowledge of Cyprus Amax, by any other Person; (ii) obligate Cyprus Amax, Energy, the Company or any of their Affiliates to grant, offer or enter into any of the foregoing; or (iii) relate to the voting or control of any capital stock of the Company or any of its Subsidiaries. No Person has any right to require the Company, Cyprus Amax, Energy or any of their Affiliates to register any securities of the Company or any of its Subsidiaries under the Securities Act of 1933.

          Section 3.2.9  Articles of Incorporation; Bylaws. The Articles of
                         ---------------------------------
Incorporation, the By-Laws, minute books, stock certificate books and stock record books of the Company and its current Subsidiaries have been made available to Buyer for its inspection and are complete and correct in all material respects. The signatures thereon are the true signatures of the Persons purporting to have signed such documents. Such Articles of Incorporation and By-Laws of the Company and its Subsidiaries have not been amended further and are in full force and effect.

          Section 3.2.10 Financial Statements. Attached as Schedule 3.2.10 are
                         --------------------
the combined statements of assets, liabilities and parent investment of the Company and its Subsidiaries, and the related combined statements of operating revenue and direct expenses, of cash flows and of parent investment of the Company as of and for the years ended December 31, 1996, 1997 and 1998, together with the Report of Independent Accountants (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the combined assets, liabilities and parent investment of the Cyprus Amax Coal Company -Domestic Operations to be sold to Buyer, as described in the Notes to the Financial Statements, at December 31, 1996, 1997 and 1998 and their combined operating revenues and direct expenses and their cash flows for each of the three years ended December 31, 1996, 1997 and 1998 in conformity with United States generally accepted accounting principles except that the Financial Statements are not intended to be a complete presentation of the Company's financial position and results of operations in conformity with United States generally accepted accounting principles due to the exclusion of certain stewardship expenses, interest expense on Cyprus Amax long-term debt and income tax expenses or benefits along with related income tax assets and liabilities and as otherwise may be reflected in the Notes to the Financial Statements. The Financial Statements present in all material respects the assets, liabilities, revenues and direct expenses of the Company exclusive of its Australian coal operations and certain Appalachian and Midwest coal properties sold in June 1998.

          Section 3.2.11 Property Interests. Schedule 3.2.11 (a) lists all
                         ------------------
material real property, coal and mineral interests owned, leased or otherwise held by the Company or any of its Subsidiaries as of the date hereof (the "Property Interests"), (b) indicates which Property Interests are owned by the Company or any of its Subsidiaries (the "Owned Property Interests") and (c) indicates which Property Interests are leased by the Company or any of its Subsidiaries (the "Leased Property Interests"). The Company or one of its Subsidiaries has such title or leasehold interest to the Property Interests as is necessary to permit the operation of such properties, substantially in the manner such properties are operated by the Company and its Subsidiaries as of the date hereof, free and clear of any and all Encumbrances, except as may result from the expiration of any leasehold interest. With respect to each of the Owned Property Interests, the Company has such title as is reasonably necessary to permit the operation of such properties, substantially in the manner such properties are currently operated by the Company and its Subsidiaries, free and clear of any and all Encumbrances. The coal estates listed as Owned Property Interests are coal estates to which the Company or one of its Subsidiaries has ownership rights by deed and the coal estates listed as Leased Property Interests are coal estates to which the Company or one of its Subsidiaries has leasehold interests pursuant to lease, in each such case, free and clear of any and all Encumbrances. There has been no actual and Cyprus Amax does not have Knowledge of any proposed condemnation, requisition or taking by any public authority of any portion of the Property Interests.

          Section 3.2.12 Personal Property. Schedule 3.2.12 includes a list as
                         -----------------
of September 30, 1998 of all equipment, machinery, motor vehicles and other personal property owned or leased by the Company and any of its Subsidiaries, with an original cost of more than $500,000 (the "Personal Property"). Any material changes to the composition of Personal Property since September 30, 1998 have been in the ordinary course of business. Except as set forth in
Schedule 3.2.12, the Company or one of its Subsidiaries has good and marketable title to any Personal Property owned by the Company or one of its Subsidiaries that is necessary to operate the business of the Company and its Subsidiaries in all material respects as currently conducted, and good and valid leasehold interests in any Personal Property leased by such Company or one of its Subsidiaries that is necessary to operate the business of the Company and its Subsidiaries in all material respects as currently conducted, in each such case free and clear of any and all Encumbrances. The Personal Property is maintained in such operating condition and state of repair as is necessary to operate the business of the Company and its Subsidiaries in all material respects as currently conducted, ordinary wear and tear excepted.

          Section 3.2.13  Intellectual Property. Schedule 3.2.13 lists all
                          ---------------------
material patents, trademarks, service marks, trade names, copyrights and applications therefor owned by or registered in the name of or licensed to the Company or any of its Subsidiaries as of the date hereof, together with an indication of the nature of the Company's or its Subsidiary's interest therein and, if applicable, the date on which such right was issued or first applied for if not yet issued. All material patents and trademarks of the Company and any Subsidiary necessary to operate the business of the Company and its Subsidiaries in all material respects as currently conducted have been duly registered in, filed in or issued by the United States Patent and Trademark Office and have been properly maintained and renewed in accordance with all applicable laws. Except as set forth on Schedule 3.2.13, (i) none of the Company or any of its Subsidiaries is infringing in any material respect on any valid patent right, trademark, service mark, trade name or copyright of others, (ii) to Cyprus Amax's Knowledge, no claims of infringement have been threatened in writing since January 1, 1997, (iii) to Cyprus Amax's Knowledge, no such rights are being infringed upon in any material respect by any other party since January 1, 1997, and (iv) none of such rights is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation.

          Section 3.2.14  Material Contracts. Except as listed in Schedule
                          ------------------
3.2.14, neither the Company nor any of its Subsidiaries is a party to or subject to :

          (a) any contract or agreement for the purchase or sale of real property, coal rights or mineral rights involving individually in excess of $2 million;

          (b) as of the date hereof, any contract or agreement for the purchase, sale or lease of any personal property at a purchase price in excess of $2 million or with aggregate rental payment obligations in excess of $2 million per annum;

          (c) except as may arise in the ordinary course of business, any contract or agreement for the lease or sublease of, or the right to use otherwise, real property, coal rights or mineral rights or personal property by the Company or any of its Subsidiaries, either as lessee, sublessee, lessor, sublessor or otherwise, in any case involving individually in excess of $2 million per annum;

          (d) as of the date hereof, except as may arise in the ordinary course of business, any contract or agreement for the purchase of services by the Company or any of its Subsidiaries, other than utility contracts, at an amount in excess of $2 million per annum individually or for the sale of services by the Company or any of its Subsidiaries involving individually in excess of $2 million per annum, in either case with an unexpired term as of the Closing Date in excess of one (1) year;

          (e) any contract or agreement for the employment of any Person, as an officer, employee or consultant, (i) with annual compensation in excess of $250,000, or (ii) pursuant to which annual compensation in excess of $250,000 was paid in respect of the 1998 calendar year, including any contract relating to the management of the Company or any of its Subsidiaries;

          (f) any contract or agreement for the borrowing of money in excess of $2 million including any contract evidencing or related to indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property, in excess of $2 million (excluding trade payables incurred in the ordinary course of business consistent with past practice and indebtedness incurred in connection with the Willow Creek Mine in accordance with past practices);

          (g) as of the date hereof, any contract or agreement for the payment or receipt of license fees, commissions or royalties to or from any Person anticipated to be in excess of $2 million individually on an annual basis;

          (h) any contract or agreement restricting the Company's or any of its Subsidiary's rights to compete with any other Person or restricting any Person's right to compete with the Company or any of its Subsidiaries;

          (i) any contract or agreement for any partnership, joint venture or other arrangement involving a sharing of profits that has revenue reasonably likely to be in excess of $2 million for the year ending December 31, 1999;


          (j) as of the date hereof, except as may arise in the ordinary course of business, any contract or agreement for the purchase, sale or transport of coal, involving individually more than $1 million on an annual basis;

          (k) as of the date hereof, except as may arise in the ordinary course of business, any contract or agreement for any coal brokerage, sales, agency or similar services;

          (l) any contract or agreement with any union or collective bargaining organization (collectively, the "Collective Bargaining Agreements") or containing any severance pay liabilities or obligations (other than general corporate policies or practices);

          (m) any bonus, deferred compensation, pension, profit-sharing, stock option or stock purchase plans, retirement, retainer, welfare or incentive plans, or other material company-wide employee benefit plans or arrangements;

          (n) as of the date hereof, except as may arise in the ordinary course of business, any contract or agreement relating to capital expenditures involving future payments that, together with future payments under all other agreements, contracts or commitments relating to the same capital project, exceed $5,000,000;

          (o) any Guarantee involving an underlying obligation in excess of $500,000 issued by the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is bound which inure in whole or in part to the benefit of a Person other than the Company or its Subsidiaries (collectively, the "Buyer Guarantees");or


          (p) as of the date hereof, except as may arise in the ordinary course of business, any contract or agreement otherwise providing for the receipt or expenditure by the

Company or any of its Subsidiaries of more than $2 million individually during any 12-month period .

All such contracts, agreements and obligations are collectively referred to herein as the "Material Contracts." Material Contracts shall include any group of related contracts and agreements among the same or affiliated parties with respect to the same subject matter and same location which in the aggregate meet the dollar thresholds set forth above. Any contracts that are executed and delivered after the date hereof and prior to the Closing that would be required to be scheduled except for the presence of an "as of the date hereof" qualifier in this Section shall nonetheless be deemed to be Material Contracts. Except as otherwise set forth in Schedule 3.2.14, the Material Contracts are in all material respects in full force and effect and valid, binding and enforceable against the Company and/or its Subsidiaries and, to Cyprus Amax's Knowledge, the other parties thereto, except as may arise as a result of defenses Cyprus Amax or any of its Subsidiaries may have against any other party thereto and subject to equitable remedies and to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditor's rights generally. No material default by the Company or any of its Subsidiaries or, to Cyprus Amax's Knowledge, by the other contracting parties has occurred thereunder. To Cyprus Amax's Knowledge, no event, occurrence or condition exists which, with the lapse of time, or the giving of notice or both, would become a default by the Company, any of its Subsidiaries or by the other contracting parties thereunder. No Material Contract is terminable or subject, by its terms, to termination, amendment or modification, in each case, as a result of the transactions contemplated by this Agreement except as specified in the next succeeding sentence. The Material Contracts to which a consent or approval to the transactions provided for in this Agreement is required are referred to herein as "Material Restricted Contracts" and are designated by an asterisk on such Schedule.

          Section 3.2.15  Large Customers. Schedule 3.2.15 sets forth a true and
                          ---------------
complete list of the five (5) largest customers (the "Large Customers") of the Company and its Subsidiaries determined on the basis of the aggregate tonnage of coal sales during the 1998 calendar year. Since January 1, 1997 through the date of this Agreement, neither Cyprus Amax nor any of its Affiliates has received actual written notice that any Large Customer intends (a) to cancel or terminate its relationship with the Company or any of its Subsidiaries, as the case may be, or (b) materially to decrease its purchases, in either case whether by reason of the within transaction or otherwise.

          Section 3.2.16  Employee Relations.
                          ------------------
          (a) Schedule 3.2.16 lists all material company-wide written employee policies, rules and regulations of the Company and all its Subsidiaries (the "Employee Policies"). Except as disclosed on Schedule 3.2.16, the Company and its Subsidiaries have applied and enforced the Employee Policies in a manner consistent in all material respects with applicable Laws.

          (b) Except for the Collective Bargaining Agreements, none of the Company or any of its Subsidiaries is a party to any collective bargaining agreement with a labor union which will remain in effect after the Closing or, to Cyprus Amax's Knowledge, has any duty to recognize or bargain with any labor organization under the National Labor Relations Act or any other applicable Law. Neither the Company nor any of its Subsidiaries is engaged in any material negotiations with respect to any collective bargaining agreements.

          (c) No labor strike or material organized work stoppage against the Company or any of its Subsidiaries is pending or, to Cyprus Amax's Knowledge, threatened in writing. Except as set forth on Schedule 3.2.16, none of the Company or any of its Subsidiaries has engaged in and none is, to Cyprus Amax's Knowledge, threatened in writing with any material (i) labor dispute, grievance, or litigation relating to labor matters involving any of its employees for purposes of bargaining or otherwise negotiating with the Company or any of its Subsidiaries or (ii) charges of unfair labor practices. Schedule 3.2.16 also sets forth all pending material discrimination complaints (whether on the basis of sex, age, race, national origin, handicap, veteran status or otherwise) submitted in writing to the Company, its Subsidiaries or Cyprus Amax as of the date hereof. To Cyprus Amax's Knowledge, except as set forth on Schedule 3.2.16, no efforts are currently being made and no petition is being circulated or filed to organize any employees of the Company or any of its Subsidiaries for purposes of bargaining or otherwise negotiating with the Company or any of its Subsidiaries or to designate or certify any labor organization or other Person as bargaining agent or to hold any election relating to the foregoing.

          (d) The Company and its Subsidiaries (i) are in compliance in all material respects with all Laws respecting employment, employment practices, terms and conditions of employment, wages, hours and working conditions; (ii) have withheld all amounts required by Law from the wages, salaries and other payments to employees; (iii) are not liable for any arrears of wages or any penalty for failure to comply with any of the foregoing; and (iv) except in the ordinary course of business, are not liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other legally mandated benefits for employees; provided, however, that the foregoing representation
                        --------  -------
does not cover matters addressed in Section 3.2.25.

          (e) Except as disclosed on Schedule 3.2.16, there are no pending, or, to Cyprus Amax's Knowledge, material investigations threatened in writing of the Company or any of its Subsidiaries by the Equal Employment Opportunity Commission, any state civil rights commission, or any other Governmental Authority responsible for investigation of worker complaints of discrimination. Further, there are no pending, or to Cyprus Amax's Knowledge, material investigations threatened in writing of the Company or any of its Subsidiaries by or involving the U.S. Department of Labor, any state department of labor, the Mine Safety and Health Administration or the Occupational Safety and Health Administration.

          Section 3.2.17 Litigation. Except as set forth in Schedule 3.2.17, (i)
                         ----------
there are no material actions, suits or proceedings pending or, to Cyprus Amax's Knowledge, threatened in writing, against the Company or any of its Subsidiaries and (ii) there are no outstanding judicial or administrative orders or decrees or consent orders, in each case which have not been satisfied in all material respects, to which the Company, any of its Subsidiaries or any of their assets is subject, other than those applicable generally to the industry in which the Company and its Subsidiaries operate.


          Section 3.2.18 Environmental Matters. Except as described on Schedule
                         ---------------------
3.2.18:

          (a) The Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and hold all material Permits ("Environmental Permits") necessary for the operation of the business as currently conducted. Since March 1, 1996, neither Cyprus Amax, with respect to the Company and its Subsidiaries, nor the Company nor its Subsidiaries has received any written notice of violation, cessation order, notice of fine or penalty, notice of proposed assessment or other written notice from any Governmental Authority that Cyprus Amax, with respect to the Company and its Subsidiaries, or the Company or any of its Subsidiaries, is not in compliance in any material respect with any Environmental Laws or Environmental Permits and which relate to any matters or conditions that are not, or have not been, resolved in all material respects.

          b) There have been no material Releases of Hazardous Materials by any of the Company or any of its Subsidiaries or, to Cyprus Amax's Knowledge, by any other Person, on, in, under or over the real property owned or leased by the Company or any of its Subsidiaries at any time since January 1, 1994, or, to the Knowledge of Cyprus Amax, at any time prior thereto.

          (c) No real property owned or leased by the Company or any of its Subsidiaries since January 1, 1994, or, to the Knowledge of Cyprus Amax, at any time prior thereto is or was used to produce, manufacture, process, generate, store, use, handle, recycle, treat, dispose of, manage, ship or transport any non-de minimis Hazardous Materials, other than as customary in the normal course of coal mining operations of the type conducted or previously conducted on such real property.

          (d) None of the Company or any of its Subsidiaries has received notice from any Governmental Authority or from any other Person that it is a "potentially responsible party" under Section 107 of CERCLA for any material matter that has not been or will not be resolved in all material respects as of the Closing Date.

          (e) All Hazardous Materials disposed of, treated or stored by Cyprus Amax or any of its Affiliates on any real property owned or leased by the Company or any of its Subsidiaries since January 1, 1994, or, to the Knowledge of Cyprus Amax, at any time prior thereto have been disposed of, treated or stored, as the case may be, in compliance in all material respects with all applicable Laws.

          Section 3.2.19 Absence of Changes or Events. Except as may be set
                         ----------------------------
forth in Schedule 3.2.19, or as may be necessary to effect the transfer of the Excluded Assets and the Excluded Liabilities to Cyprus Amax or the Continuing Affiliates or otherwise to effect the transactions contemplated by this Agreement, since December 31, 1998 through the date of this Agreement (or, in the case of clause (e) only, through the Closing), none of the Company or any of its Subsidiaries has:


          (a) declared, set aside, or paid any dividend or distribution to its stockholders, other than cash payments, other than any of the foregoing declared, set aside or paid by any of the Company's Subsidiaries;

          (b) except in the ordinary course of business (it being agreed that the ordinary course of business may involve expenditures in excess of the amounts set forth in this clause (b)) or in connection with the Willow Creek Mine, incurred or committed to incur (i) any unbudgeted single capital expenditures in an amount in excess of $1 million or (ii) any unbudgeted aggregate capital expenditures in an amount in excess of $5 million;

          (c) made any change in its authorized or actual capitalization;

          (d) except in connection with the settlement of intercompany transactions, sold or transferred any assets or properties for consideration with a value in excess of $1 million individually or $5 million in the aggregate, except in the ordinary course of business;

          (e) except in connection with the Willow Creek Mine, suffered any material damage, destruction or casualty loss not covered in all material respects by insurance coverage which will be available to the Company and its Subsidiaries after the Closing Date;

          (f) materially increased the compensation, including salary, bonuses, severance or termination pay payable to any employee or increased any benefit plan obligations, other than in the ordinary course of business consistent with past practice and other than increases for which the Buyer will not be responsible;

          (g) acquired or sold any material asset, except in the ordinary course of business;

          (h) except as may be necessary in connection with the transactions contemplated by Section 4.2.9(b)(i), incurred or assumed, any indebtedness for money borrowed (other than indebtedness incurred in connection with the Willow Creek Mine in accordance with past practices), guaranteed any indebtedness, liability or obligation of any Person other than the Company or its Subsidiaries or subjected or permitted to be subjected any material assets to any Encumbrance;

          (i) except in the ordinary course of business, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

          (j) changed its accounting methods, practices or policies; or

          (k) agreed or committed to do any of the foregoing.

          Section 3.2.20 Compliance with Laws. Except as provided on Schedule
                         --------------------
3.2.20 hereto, the Company and its Subsidiaries are in compliance in all material respects with all Laws applicable to its business, operations and assets as currently conducted.

          Section 3.2.21 Permits. The Company and its Subsidiaries possess all
                         -------
material Permits which are required in order to operate their business as currently operated. Except as set forth on Schedule 3.2.21, all of the Permits are, in all material respects, in full force and effect and the Company and its Subsidiaries are not in violation in any material respect of any Permit. No proceedings for the suspension or cancellation of any material Permits are pending or, to Cyprus Amax's Knowledge, threatened in writing.

          Section 3.2.22  Insurance. Schedule 3.2.22 lists all policies of fire,
                          ---------
liability, or other forms of third party insurance issued in the name or for the benefit of the Company or any of its Subsidiaries. Except as set forth in
Schedule 3.2.22, all such policies are in full force and effect and there is no material default with respect to any provision contained in any such policy by the Company or any of its Subsidiaries. Except as set forth on Schedule 3.2.22, there are no outstanding due and unpaid premiums under such policies. Except as described in Schedule 3.2.22, since January 1, 1998, no notice of cancellation or non-renewal with respect to any such insurance has been delivered, nor has the Company or any of its Subsidiaries been refused any insurance, nor has any coverage with respect to the Company or any of its Subsidiaries been limited by any insurance carrier to which an application for insurance was made or with which insurance was carried. Buyer acknowledges that such insurance policies shall not be available to the Company and its Subsidiaries after the Closing except as provided in Section 8.7.


          Section 3.2.23  Transactions with Affiliates. Except for transactions
                          ----------------------------
between or among the Company and its Subsidiaries and except as disclosed on
Schedule 3.2.23, since January 1, 1998:

          (a) none of Cyprus Amax or any of the Continuing Affiliates has sold, licensed, leased or otherwise provided any material goods or services, except goods and services of the categories listed on Schedule 3.2.23, to the Company or any of its Subsidiaries; and

          (b) none of the Company nor any of its Subsidiaries has sold, licensed, leased or otherwise provided any material goods or services, except goods and services of the categories listed on Schedule 3.2.23, to Cyprus Amax or any of the Continuing Affiliates; or

          (c) none of Cyprus Amax, any of the Continuing Affiliates, the Company or any of its Subsidiaries has made any commitment to do any of the foregoing that cannot be terminated on written notice without regard to time.

          Any agreement or understanding regarding the foregoing between the Company or any of its Subsidiaries on one hand, and Cyprus Amax or the Continuing Affiliates on the other hand, shall be referred to an "Affiliate Agreement."

          Section 3.2.24  Bonds and Guarantees.
                          --------------------
          (a) Schedule 3.2.24(a) contains a description as of the date hereof (it being agreed that Cyprus Amax shall be entitled to update such Schedule as of the Closing) of the obligor, the type of bond, the permit or license number and the principal amount posted by the Company or any of its Subsidiaries to secure an obligation of the Company or any of its Subsidiaries (the "Company Bonds").

          (b) Schedule 3.2.24(b) contains a description as of the date hereof (it being agreed that Cyprus Amax shall be entitled to update such Schedule as of the Closing) of the obligor, the type of bond, the permit or license number and the principal amount posted by Cyprus Amax or any of the Continuing Affiliates to secure an obligation of the Company or any of its Subsidiaries (the "Cyprus Amax Bonds").

          (c) Schedule 3.2.24(c) contains a description as of the date hereof (it being agreed that Cyprus Amax shall be entitled to update such Schedule as of the Closing) of the obligor, the type of bond, the permit or license number and the principal amount posted by the Company or any of its Subsidiaries to secure an obligation of any Person other than the Company and its Subsidiaries (the "Seller Bonds").

          (d) Except as set forth in Schedule 3.2.24(d), there are no outstanding material obligations of the Company or any of its Subsidiaries requiring the posting of a Bond for which a fully compliant Bond has not been posted and is not currently maintained.

          (e) Schedule 3.2.24(e) lists as of the date hereof (it being agreed that Cyprus Amax shall be entitled to update such Schedule as of the Closing) certain Bonds, guarantees, equipment leases, indemnities, letters of credit, letters of comfort and similar credit obligations (collectively, including Bonds, "Guarantees") issued by Cyprus Amax or any of the Continuing Affiliates or by which Cyprus Amax or any of the Continuing Affiliates is bound which inure in whole or in part to the benefit of the Company or any of its Subsidiaries (collectively, the "Cyprus Amax Guarantees").


          (f) Schedule 3.2.24(f) lists as of the date hereof (it being agreed that Cyprus Amax shall be entitled to update such Schedule as of the Closing) all Cyprus Amax Guarantees which do not inure exclusively to the benefit of the Company and its Subsidiaries (the "Shared Guarantees") .

          Section 3.2.25 Employee Benefit Plans.
                         ----------------------
          (a) Schedule 3.2.25 lists all material employee benefit plans (as defined in Section 3(3) of ERISA) and all material deferred compensation, bonus, incentive compensation, equity-based, compensation, employment, retention, severance, change in control, disability, workers compensation, occupational disease and fringe benefit plans, policies, arrangements or agreements (other than any multi-employer plans, as defined in Section 4001(a)(3) of the Code and arrangements mandated by law), with respect to which contributions, premiums or other payments are made or required to be made by Cyprus Amax or the Company or any of its Subsidiaries with respect to any current or former employees of the Company or any of its Subsidiaries (together with the Coal Plans and any arrangements mandated by law, the "Plans"). Schedule 3.2.25 identifies each Plan that is (i) a Plan maintained by the Company or one of its Subsidiaries solely for the benefit of Company Employees ("Company Plan") or (ii) a Plan maintained by Cyprus Amax, but under which the Company or any of its Subsidiaries is a participating employer ("Cyprus Amax Plan"). For all purposes of this Agreement, an employee is a "current" employee if such individual is then actively at work, on long or short-term disability leave, workers' compensation leave or approved leave of absence or is otherwise entitled to return to active employment with the Company or its Subsidiaries pursuant to any applicable Law or regulation or pursuant to the terms of any contract or collective bargaining or similar agreement.

          (b) With respect to each of the Plans (other than as indicated with two asterisks on Schedule 3.2.25(a)), Cyprus Amax has provided or made available to Buyer a true and complete copy of each of the following documents: (i) the most recent plan document or agreement, all amendments thereto, and all related trust documents or insurance contracts; (ii) the most recent summary plan description for each Plan for which a summary plan description is required or has otherwise been prepared; and (iii) the most recent audited financial statements and actuarial valuation reports for each Plan for which such statements and reports are required or have otherwise been prepared.

          (c) Each Plan has been operated in material compliance with its terms and applicable Laws.

          (d) Each Plan, which is intended to be "qualified" within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists which would reasonably be expected to adversely effect such qualified status. All voluntary employee benefit associations which provide benefits to current or former employees of the Company or any of its Subsidiaries, or any such employees' beneficiaries, are qualified under Section 501(c)(9) of the Code. All trusts established to satisfy claims relating to disability or death due to pneumoconiosis are and have been qualified under Section 501(c)(21) of the Code.

          (e) All contributions which are owing from Cyprus Amax or the Company or any of its Subsidiaries under any Plan have been paid to each such Plan or, if payable but not yet due, have been properly accrued in accordance with accepted practice. All premiums have been paid when due with respect to each Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

          (f) None of the Company, Cyprus Amax or any of their Subsidiaries, nor, to the Knowledge of Cyprus Amax, any other "disqualified person" or "party in interest" as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively, has engaged in any transaction in connection with any Plan that would reasonably be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, material damages pursuant to
Section 409 of ERISA, or a material tax pursuant to Section 4975(a) of the Code.

         (g) Except as set forth on Schedule 3.2.25(g), no material action, suit or proceeding with respect to the administration of any Plan (other than routine claims for benefits) is pending or, to Cyprus Amax's Knowledge, threatened in writing that would reasonably be expected to result in a material liability to the Company or any of its Subsidiaries. Each Plan that is a "group health plan" (as defined in Section 607(l) of ERISA and Section 5000(b)(1) of the Code) has complied with the requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code ("COBRA"), except where non-compliance would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

          (h) Neither Cyprus Amax nor any of its Subsidiaries nor, to the Knowledge of Cyprus Amax, any fiduciary (as that term is defined in Section 3(21) of ERISA) of any Plan subject to ERISA that the Company or any of its Subsidiaries is required to indemnify or has any liability for any breach of fiduciary duties under ERISA, which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries .

          (i) In the six years prior to the date hereof, (i) no Plan that is subject to Title IV of ERISA nor any of the related trusts has been the subject of termination proceedings by the PBGC pursuant to Title IV of ERISA, (ii) no Plan that is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an accumulated funding deficiency (as that term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and (iii) no reportable event (as that term is defined in Section 4043(c) of ERISA) has occurred with respect to any Plan for which the notice requirement has not been waived by the PBGC. For each Plan subject to Title IV of ERISA, all material premiums payable to the PBGC have been paid in full and there are no outstanding material penalty or interest assessments.

          (j) The present value of all accrued benefits of each Plan subject to Title IV of ERISA, as calculated for funding purposes in the actuarial statements of such Plans dated December 1998, did not exceed the value of the assets of such Plans allocable to such accrued benefits.

          (k) Each multi-employer plan (as defined in Section 4001(a)(3) of the Code) to which the Company or any of its Subsidiaries is obligated to contribute (each a "Multi-Employer Plan") is listed on Schedule 3.2.25(k). Except as set forth on Schedule 3.2.25(k), all material contributions required to have been made by the Company or such Subsidiaries to any Multi-Employer Plan have been made on a timely basis. Neither the Company nor its Subsidiaries has, or has been advised that it has, incurred any withdrawal liability under Sections 4201 or 4204 of ERISA with respect to any Multi-Employer Plan.

          (l) Schedule 3.2.25(l) contains a list, current as of December 31, 1998, of the retirees and dependents that have been definitively assigned to the Company or any of its Subsidiaries pursuant to Section 9706 of the Coal Act and for whom yearly premiums were being paid (as of the date of such list) to the UMWA Combined Benefit Fund pursuant to Section 9704 of the Coal Industry Retiree Health Benefit Act of 1992 (the "Coal Act") and sets forth the annual amount of such yearly premiums.

          (m) Schedule 3.2.25(m) contains a list, current as of December 31, 1998, of the retirees and dependents for whom the Company or any of its Subsidiaries was paying (as of the date of such list) premiums to the UMWA 1992 Benefit Plan (the "1992 Plan") pursuant to Section 9712(d)(1)(A) of the Coal Act and sets forth the annual amount of such premiums.

          (n) Schedule 3.2.25(n) contains a list, current as of December 31, 1998, of the retirees and dependents for whom the Company or any of its Subsidiaries was paying (as of the date of such list) premiums to the 1992 Plan pursuant to Section 9712(d)(1)(B) of the Coal Act and sets forth the annual amount of such premiums.

          (o) Except as set forth in this Agreement or as disclosed in Schedule 3.2.25(o), neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) result in any payment becoming due to any current or former employee of the Company or any of its Subsidiaries, (ii) increase any benefits or compensation under any Plan or
(iii) result in the acceleration of the time of payment, vesting or other rights with respect to such benefits or compensation.

          Section 3.2.26  Reserves.  No facts have come to the attention of any
                          --------
of the individuals listed in Annex A-1 that would cause such individual to believe that the information with respect to coal reserves set forth in Cyprus Amax's Annual Report on Form 10-K for the year ending December 31, 1998 as filed with the Securities and Exchange Commission, subject to the assumptions and qualifications described therein, did not comply as of such date in all material respects with the applicable rules and regulations of the Securities and Exchange Commission.

          Section 3.2.27  Year 2000. The Company and Cyprus Amax have taken
                          ---------
steps to investigate the Year 2000 compliance of the Company and its Subsidiaries and have commenced projects to identify, evaluate, and address Year 2000 compliance issues, it being agreed that nothing herein shall be deemed to constitute a representation or warranty as to the Year 2000 compliance status of the Company or any of its Subsidiaries or of any third parties with which the Company or any of its Subsidiaries does business.

          Section 3.2.28  No Commissions. Except for Salomon Smith Barney, whose
                          --------------
fees and expenses are the obligation of Cyprus Amax, and for other Persons whose fees and expenses will solely be the obligation of Cyprus Amax, none of Cyprus Amax, Energy or the Company has retained any broker, investment banker or other Person entitled to any commission or similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

                                  ARTICLE IV

                           COVENANTS AND AGREEMENTS

SECTION 4.1  COVENANTS AND AGREEMENTS OF BUYER
             ---------------------------------

          Buyer further covenants and agrees that:

          Section 4.1.1 Confidentiality. The provisions of the
                        ---------------
Confidentiality Agreement, dated as of November 23, 1998, between Buyer and Cyprus Amax (the "Confidentiality Agreement") shall survive the execution and delivery of this Agreement and shall apply to any information regarding the Company or any of its Subsidiaries disclosed to or obtained by Buyer, any of its Affiliates or any of their respective Representatives in connection with the transactions contemplated hereby. Without limiting the obligations of any party pursuant to the Confidentiality Agreement, in the event that the contemplated transactions under this Agreement are not consummated for any reason, Buyer will promptly, upon the request of Cyprus Amax or the Company, deliver to Cyprus Amax a certification that all such confidential information disclosed to or obtained by Buyer, its Affiliates or their respective Representatives has been destroyed or returned to Cyprus Amax. After the Closing, except as otherwise provided herein, including in Section 4.2.2, Buyer and its Affiliates shall be free to disclose any Evaluation Material (as defined in the Confidentiality Agreement) to the extent such Evaluation Material does not relate to Cyprus Amax or any of the Continuing Affiliates.

          Section 4.1.2  No Solicitation by Buyer. In addition to, and not in
                         ------------------------
limitation of any other agreements pertaining to the Company's, Energy's or Cyprus Amax's employees previously entered into by Buyer, including pursuant to the Confidentiality Agreement, commencing on the date of this Agreement and ending eighteen months after the termination or consummation of this Agreement, Buyer, on behalf of itself and its Affiliates, agrees not to hire or attempt to hire any Managerial Employees of Cyprus Amax, Energy or the Continuing Affiliates, other than (i) those Persons responding to advertisements of general solicitation which are not directed specifically at the employees of Cyprus Amax or the Continuing Affiliates, and (ii) those Persons who have been terminated by Cyprus Amax or any of its Affiliates. Nothing contained herein shall prevent Buyer from conducting interviews of employees of the Company prior to Closing with the consent of Cyprus Amax, which consent shall not be unreasonably withheld.


          Section 4.1.3 References to Cyprus Amax. Buyer agrees, on behalf of
                        -------------------------
itself and its Affiliates, to consult in advance with, and obtain the prior consent of Cyprus Amax, with respect to all references to Cyprus Amax, any of the Continuing Affiliates, any of their respective assets, liabilities, businesses or operations, or any of their respective Representatives or to any of the transactions contemplated by this Agreement that are to be contained in any publicly filed documents, any documents filed with any Governmental Authority or in any financing or other offering memorandum (whether or not publicly filed). The provisions of this Section 4.1.3 shall not survive the Closing or the termination of this Agreement.

          SECTION 4.2   COVENANTS AND AGREEMENTS OF CYPRUS AMAX AND THE COMPANY
                        -------------------------------------------------------

          Cyprus Amax and the Company further covenant and agree that:

          Section 4.2.1 Access to Information. Until the Closing, the Company
                        ----------------------
shall afford Buyer and its Representatives access, during normal business hours and upon reasonable notice, to the Property Interests and to all of the books, records and agreements of the Company and its Subsidiaries, and shall furnish to Buyer and its Representatives such information regarding the Company and its Subsidiaries as Buyer may reasonably request; provided, however, that any such
                                              --------  -------
investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Company and its Subsidiaries or of Cyprus Amax; provided, further, however, that except as
                                --------  -------  -------
contemplated by Article IX, no investigation made by Buyer in accordance with this Section or otherwise shall affect any representation or warranty of Cyprus Amax or the conditions to the obligations of or the obligations of Cyprus Amax or Energy hereunder.

          Section 4.2.2 Environmental Investigation. Until the Closing, the
                        ---------------------------
Company will afford access to Buyer and to John T. Boyd Company, Dames & Moore, Norwest Services and/or Almes & Associates, its environmental consultants, during normal business hours and upon reasonable request and notice, to the Property Interests for the purpose of performing Phase I environmental investigations and Phase II environmental investigations with respect to any underground storage tanks in place prior to any applicable reporting requirements; provided, however, that any such assessments and investigations
              --------  -------
shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Company and its Subsidiaries or of Cyprus Amax and the Continuing Affiliates. Buyer shall indemnify and hold harmless the Cyprus Amax Indemnified Parties with respect to any Losses arising out of or resulting from any of such activities. Any information obtained in connection with the foregoing shall be subject to the confidentiality provisions of the Confidentiality Agreement and to Section 4.1.1 hereof. The confidentiality and indemnification provisions of this Section shall survive the Closing or any termination of this Agreement. Except as required by Law or pursuant to court order, Buyer agrees not to, and not to permit any of its Affiliates or Representatives to, contact any Governmental Authority in connection with the investigation contemplated hereby without the prior written consent of Cyprus Amax, which consent shall not be unreasonably withheld or delayed. Buyer agrees that in no event shall it permit the investigations contemplated by this Section
4.2.2 to delay the Closing.

          Section 4.2.3 Ordinary Course of Business. Except as otherwise
                        ---------------------------
contemplated by this Agreement, as may be necessary to effect the transactions contemplated by this Agreement or as set forth on Schedule 4.2.3, until the Closing, the Company shall, and shall ensure that each of its Subsidiaries shall, conduct its respective business in the ordinary course in a manner consistent with past practice and without the prior written consent of Buyer shall not (a) undertake any of the actions set forth in clauses (a), (b), (c),
(d), (f), (g), (h) or (j) of Section 3.2.19 and (b) enter into any transaction or agreement for or with respect to (i) the sale, issuance or transfer of any of its capital stock or other equity interest, (ii) the merger or consolidation with any Person, (iii) the sale, transfer or other disposition of any material assets other than in the ordinary course of business consistent with past practice or (iv) the taking of any action in furtherance of the foregoing. The Company shall, and shall ensure that each of its Subsidiaries shall use commercially reasonable efforts consistent with past practice to preserve and maintain intact its respective business, operations, assets and relationships with customers, suppliers and employees. Except to the extent required by any applicable Laws or by agreements in effect on the date hereof and set forth on
Schedule 4.2.3 and except as may be necessary or advisable to renew or replace annual Plans in the ordinary course of business or to effect the transactions contemplated by this Agreement, the Company shall not, and shall ensure that none of its Subsidiaries shall, enter into any binding agreement to create any additional Plan, contract, agreement or arrangement concerning any current or former employee, or otherwise amend or modify in any material respect or terminate any Plan. Cyprus Amax agrees that it will not permit the Company or any of its Subsidiaries to make any principal repayments in respect of any long term debt and capital lease obligations (including in each case the current portion thereof) except as required by the terms of the applicable agreements.
Schedule 4.2.3 sets forth the schedule of such required debt repayments.

          Section 4.2.4 Confidentiality. Cyprus Amax and the Continuing
                        ---------------
Affiliates shall, and shall cause their respective Representatives to (and prior to the Closing the Company shall, and shall cause its Subsidiaries to), not disclose to any third party, not use for any purpose (except as may be contemplated hereby) and to hold in confidence any confidential information regarding the Buyer or any of its Affiliates disclosed to or obtained by Cyprus Amax, any of its Affiliates of any of their respective Representatives in connection with the transactions contemplated hereby. The preceding sentence shall not apply to information which (i) was or becomes generally available to the public other than as a result of disclosure by Cyprus Amax or its Affiliates, or (ii) is compelled to be disclosed pursuant to any requirement of Law, court order, subpoena, or similar legal authority; provided, however, that
                                                        --------  -------
Cyprus Amax shall give Buyer prompt notice thereof and mark all information so disclosed as confidential business information of Buyer. Cyprus Amax shall advise the Company of any such requirement to disclose any confidential information, so that the Company may seek appropriate legal relief. In the event that the contemplated transactions under this Agreement are not consummated for any reason, Cyprus Amax will promptly, upon the request of Buyer, deliver to Buyer a certification that all such confidential information regarding Buyer or any of its Affiliates disclosed to or obtained by Cyprus Amax, its Affiliates or their respective Representatives has been destroyed or returned to Buyer. After the Closing, subject to applicable Law (including public reporting requirements), Cyprus Amax will, and will cause the Continuing Affiliates to, afford any confidential information regarding the Company and its Subsidiaries with the same degree of confidentiality as Cyprus Amax affords confidential information regarding its own business and operations, it being agreed that Cyprus Amax or such Continuing Affiliates may disclose such information for bona fide business purposes to the
                                             ---- ----
extent it would be reasonably likely to make disclosure of its own confidential information in such circumstances.

          Section 4.2.5 No Solicitation by Cyprus Amax. In addition to, and not
                        ------------------------------
in limitation of any other agreements pertaining to the Buyer's employees previously entered into by Cyprus Amax, commencing on the date of this Agreement and ending eighteen months after the termination or consummation of this Agreement, Cyprus Amax, on behalf of itself and the Continuing Affiliates, agrees not to hire or attempt to hire any Managerial Employees of Buyer or any of its Affiliates, other than (i) those Persons responding to advertisements of general solicitation which are not directed specifically at the employees of Buyer or any of its Affiliates and (ii) those Persons who have been terminated by Buyer or any of its Affiliates.

          Section 4.2.6 References to Buyer. Each of Cyprus Amax, Energy and the
                        -------------------
Company agrees to consult in advance with, and obtain the prior consent of, Buyer with respect to all references to Buyer, any of its Affiliates, any of their respective assets, liabilities, businesses or operations, or any of their respective Representatives or to any of the transactions contemplated by this Agreement that are to be contained in any publicly filed documents or any documents filed with any Governmental Authority (whether or not publicly filed). The provisions of this Section 4.2.6 shall not survive the Closing or the termination of this Agreement.

          Section 4.2.7 Assignment of Agreements. On the Closing Date, each of
                        ------------------------
Cyprus Amax and the Company will execute and deliver the assignment and assumption agreement (the "Assignment Agreement"), substantially in the form attached hereto as Exhibit C.

          Section 4.2.8 Exclusivity. From and following execution of this
                        -----------
Agreement until the Closing or the termination hereof or earlier material breach by Buyer of any provision hereof that would be reasonably likely to result in the failure to be satisfied of any condition to the obligation of Cyprus Amax to consummate the transactions contemplated hereby, Cyprus Amax, Energy and the Company shall refrain, and shall cause the Company's Subsidiaries and the Continuing Affiliates to refrain, from any activities directly or indirectly involving the further solicitation of acquisition offers with respect to the Company or any of its Subsidiaries, including participation in any negotiations or formal or informal communications of any kind or nature with any party concerning a potential disposition of all or substantially all of the stock or assets of the Company or any of its Subsidiaries other than Cyprus Australia Coal Company and its Subsidiaries (whether conducted by them or on their behalf), in all such cases with anyone other than Buyer or any of its Affiliates; provided, however, that nothing in this
                                     --------  -------
Agreement shall apply to any activities taken by Cyprus Amax with respect to business combinations or other transactions involving Cyprus Amax or its Subsidiaries that do not conflict with the consummation of the transactions contemplated hereby and that are not reasonably likely to prevent the consummation of the transactions contemplated hereby. In connection therewith and during such period, but without limiting the generality of the foregoing,
(a) Cyprus Amax shall indicate to any Person expressing any interest in such a disposition of the restrictions imposed by this Section and shall ensure that no further discussions or communications take place with such Person with respect thereto; (b) Cyprus Amax shall ensure that all current discussions with any other Persons respecting such a disposition are terminated; (c) Cyprus Amax shall notify Buyer of any direct or indirect approaches made to Cyprus Amax or any of its Affiliates or Representatives relating to any such possible or proposed disposition; (d) Cyprus Amax shall ensure that no confidential information concerning the Company or any of its Affiliates is provided by any of its Affiliates or Representatives to another Person regarding or in furtherance of such a disposition.

          Section 4.2.9 Intercompany Accounts; Cash Accounts.
                        ------------------------------------

          (a) On a daily basis until the Closing, all cash and cash equivalents of the Company and its Subsidiaries will be transferred to Cyprus Amax or the Continuing Affiliates except for Imprest Checking Accounts.

          (b) All intercompany accounts providing for the payment of any amounts between the Company and its Subsidiaries, on the one hand, and Cyprus Amax and the Continuing Affiliates, on the other hand, shall at the election of Cyprus Amax, either (i) be settled in cash or (ii) be settled by way of dividend to the extent of retained earnings and then a return of capital if the amount is a receivable on the Company's or applicable Subsidiary's books, or as an increase of paid-in capital if the amount is a payable on the Company's or applicable Subsidiary's books as of the Closing Date, with no cash payments being made.

          (c) Except as otherwise expressly contemplated by this Agreement and except for the Cyprus Plateau Tax Sharing Agreement (as such term is defined in the Tax Sharing and Indemnification Agreement), all Affiliate Agreements shall automatically be terminated and of no further force and effect, as of the Closing Date (notwithstanding any contrary provision therein), and no Person shall have any rights or claims under or in connection with any of the foregoing, including as a result of any actions or inactions or alleged actions or inactions prior to the Closing Date.

          SECTION 4.3 CONTINUING JOINT COVENANTS AND AGREEMENTS
                      -----------------------------------------

          Section 4.3.1 No Acts or Omissions. No party hereto shall
                        --------------------
intentionally and in bad faith perform any act which, if performed, or intentionally and in bad faith omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

          Section 4.3.2 Consents of Others. Each party shall use its reasonable
                        ------------------
efforts prior to the Closing to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby, and to cooperate with the other in connection with the foregoing, to obtain all authorizations, consents and permits required of it to permit it to consummate the transactions contemplated by this Agreement; provided that as to consents, Cyprus Amax's, Energy's and the Company's obligations shall be limited to the Material Restricted Contracts and Permits, and Cyprus Amax, Energy and the Company shall not be required to, and shall not without the consent of Buyer, such consent not to be unreasonably withheld, file any lawsuit or take other legal action as against any third party, make any amendment to any agreement or Permit or waive any rights thereunder, or pay any amount, agree to any restriction or assume any obligation in connection therewith and Cyprus Amax, Energy and the Company shall have no liability from any failure to obtain any consent with respect to any Material Restricted Contract or Permit.

          Section 4.3.3 Antitrust Matters. (a) Each party shall promptly file
                        -----------------
with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice a pre-merger notification in accordance with the HSR Act with respect to the sale of the Company Shares. The parties shall reasonably cooperate to expedite the termination of the waiting period under the HSR Act. Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby and each shall keep the others apprised of the status thereof. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer will advise Cyprus Amax promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the Federal Trade Commission, the United States Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby. Each of Cyprus Amax and Buyer shall, and each shall cause its Affiliates to, furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or such other Laws or which is otherwise requested by any Governmental Authority in the course of any review of the transactions contemplated by this Agreement.

          (b) Without limiting the generality of the foregoing, Buyer shall take all action necessary to resolve as promptly as possible and in any event prior to October 12, 1999 such objections, if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law and to obtain any clearance or approvals required under any Antitrust Law for the consummation of the transactions contemplated by the Agreement. For purposes of clarification, such obligation of Buyer shall include a requirement to proffer sufficiently in advance of such date its willingness to accept an order to divest any assets, line of business or properties of the Company or any of its Subsidiaries or of the Buyer or any of its Affiliates and to hold separate any such assets, line of business or properties pending such divestiture (and the execution of a consent decree or other agreement giving effect thereto).

          Section 4.3.4 Financing. Buyer shall take all steps necessary to
                        ---------
obtain the financing (including with respect to the Buyer Debt Facility) necessary to consummate the Closing and the transactions contemplated hereby in accordance with the terms of this Agreement.

          Section 4.3.5 Publicity. During the period prior to the Closing,
                        ---------
except as required by Law, the parties shall consult in advance of all public announcements in respect of the subject matter of this Agreement. The content of any such announcements shall require the agreement of the parties prior to publication, such agreement not to be unreasonably withheld or delayed in the context of announcements that are required to be made in order to comply with any applicable Law or any listing agreement with, or the rules or regulations of, any securities exchange on which securities of a party or any of its Affiliates are listed or traded or any other regulatory requirements.

          Section 4.3.6 Guarantees.
                        ----------

          (a) Cyprus Amax Guarantees. Prior to Closing, Buyer shall cooperate
              ----------------------
with Cyprus Amax and its Affiliates, and shall use commercially reasonable efforts, which shall include preparation and submission of documents, provision of information and response to requests, to cause itself, its Affiliates, the Company and/or one or more of the Company's Subsidiaries to be substituted in all respects for Cyprus Amax or any Continuing Affiliate, in respect of all Liabilities under the Cyprus Amax Guarantees and to cause Cyprus Amax and the Continuing Affiliates to be fully released and discharged with respect thereto, in each case, as of the Closing Date. Notwithstanding the foregoing, Buyer will not contact any party to any Cyprus Amax Guaranty or any underlying obligation prior to the Closing without the prior consent of Cyprus Amax, which consent shall not be unreasonably withheld or delayed. With respect to any Cyprus Amax Guarantees which are not fully released and discharged as of the Closing Date, Buyer shall continue to use commercially reasonable efforts to replace such Guarantees and/or to cause Cyprus Amax and the Continuing Affiliates to be fully released and discharged therefrom.

          (b) Shared Guarantees. Notwithstanding anything to the contrary set
              -----------------
forth in subsection (a), Buyer and Cyprus Amax shall cooperate to cause the replacement of the Shared Guarantees with one or more Guarantees which reflect a proper allocation of the obligations secured thereby and to cause a corresponding release and discharge of Cyprus Amax and the Continuing Affiliates. In no event shall Buyer thereby assume responsibility in connection with any Shared Guarantee on its behalf or on behalf of its Affiliates for obligations which do not inure to the benefit of the Company and its Subsidiaries, except as may arise in connection with the AEI Sublease. Buyer will not contact any party to any Shared Guaranty or any underlying obligation prior to the Closing without the prior consent of Cyprus Amax, which consent shall not be unreasonably withheld or delayed. With respect to any Shared Guarantees which, to the extent applicable, are not fully released and discharged as of the Closing Date, the parties shall continue to use commercially reasonable efforts to replace such Guarantees, to cause Cyprus Amax and the Continuing Affiliates to be fully released and discharged therefrom and to effect the allocation of the obligations thereunder as contemplated hereby, in each case to the extent contemplated by this Section 4.3.6(b).

          (c) Buyer Guarantees. In the event that the Company is not fully
              ----------------
discharged and released from the Buyer Guarantees listed on Schedule 4.3.6(c) as of the Closing, at the Closing, Cyprus Amax will post a letter of credit, surety bond or comparable collateral for the benefit of the Company in the aggregate principal amount outstanding under the underlying obligations as of the Closing in form and substance reasonably satisfactory to Buyer. Cyprus Amax will be entitled to reduce the face amount of such letter of credit, surety bond or comparable collateral (or such letter of credit, surety bond or comparable collateral shall provide by its terms for such reduction) on a dollar for dollar basis when and as the underlying obligations are reduced. With respect to any Buyer Guarantees not listed on Schedule 4.3.6C which are not fully released and discharged as of the Closing Date, Cyprus Amax shall continue to use commercially reasonable efforts to replace such Guarantees and/or to cause the Company and its Subsidiaries to be fully released and discharged therefrom.

          (d) Bonds. Without limiting the generality of the foregoing, at or
              -----
prior to the Closing, with respect to any of the Cyprus Amax Guarantees that is a Bond, Buyer shall post a replacement surety bond for the benefit of the beneficiaries thereof in form and substance and issued by a surety company that is A-rated or better by A.M. Best and that is acceptable to the Federal Government in accordance with the Federal Register (T Listed) and that is satisfactory to such beneficiaries and to Cyprus Amax. Each such replacement surety bond so provided by the Buyer shall provide on its face that it "supersedes and replaces" the applicable Cyprus Amax Guarantee. At the Closing, Buyer shall deliver, or cause to be delivered, to Cyprus Amax, such other documents as may reasonably be requested by Cyprus Amax in order to permit Cyprus Amax to effect the full release and discharge of Cyprus Amax and the Continuing Affiliates as contemplated hereby. Buyer shall reimburse Cyprus Amax on a monthly basis for all reasonable costs and expenses incurred by Cyprus Amax or the Continuing Affiliates with respect to all such Bonds that remain outstanding following the Closing Date.

          (e) Treatment of Equipment Leases. Schedule 4.3.6(e) sets forth a list
              -----------------------------
of all agreements relating to equipment located as of the date hereof on the premises of the Company or one of its Subsidiaries for which Cyprus Amax or any of the Continuing Affiliates have any liability (collectively with the AEI Sublease, the "Equipment Leases"). Prior to Closing, Buyer shall cooperate with Cyprus Amax and its Affiliates, and shall use commercially reasonable efforts, which shall include preparation and submission of documents, provision of information and response to requests, to cause itself, its Affiliates, the Company and/or one or more of the Company's Subsidiaries to be substituted in all respects for Cyprus Amax or any Continuing Affiliate, in respect of all Liabilities under the Equipment Leases to the extent not relating to equipment used by Cyprus Amax or the Continuing Affiliates and to cause Cyprus Amax and the Continuing Affiliates to be fully released and discharged to such extent, in each case, as of the Closing Date. Notwithstanding the foregoing, Buyer will not contact any party to any Equipment Lease or any underlying obligation prior to the Closing without the prior consent of Cyprus Amax, which consent shall not be unreasonably withheld or delayed. With respect to any Equipment Leases which are not fully released and discharged as of the Closing Date to such extent, Buyer shall continue to use commercially reasonable efforts to replace such Equipment Leases and/or to cause Cyprus Amax and the Continuing Affiliates to be fully released and discharged, in either case to the extent not relating to equipment used by Cyprus Amax or the Continuing Affiliates. In the event that Buyer is not able to effect the substitution of Buyer, the

Company or any of their respective Affiliates for Cyprus Amax or any of the Continuing Affiliates, and the full release and discharge of Cyprus Amax and its Continuing Affiliates to such extent with respect to the Equipment Leases as of the Closing, Buyer and the Company shall assume and be jointly and severally liable for all obligations and other Liabilities under such Equipment Leases and the parties shall enter into an agreement in form and substance mutually acceptable to Buyer and Cyprus Amax (whether structured as a sublease or otherwise) that allocates the risks and benefits of the Equipment Leases to the extent relating to equipment used by Cyprus Amax or the Continuing Affiliates to Cyprus Amax and the Continuing Affiliates and otherwise to Buyer and the Company. Cyprus Amax and the Continuing Affiliates shall have no obligation to make any payment or to satisfy any other obligation under any Equipment Lease to the extent not relating to equipment used by Cyprus Amax or the Continuing Affiliates unless Cyprus Amax shall have received funds therefor. Buyer shall, and shall cause the Company and its Subsidiaries to, provide Cyprus Amax with information regarding any material communications with any obligee under any Equipment Lease, including any communications relating to the condition or disposition of any equipment and the obligations of any party upon termination of any Equipment Lease, and shall permit Cyprus Amax to participate in any of the foregoing if reasonably practicable.

          (f) Indemnification After Closing. (1) Buyer and the Company shall
              -----------------------------
jointly and severally indemnify and defend Cyprus Amax and the Continuing Affiliates for and hold Cyprus Amax and the Continuing Affiliates harmless from and against, and pay and reimburse Cyprus Amax and the Continuing Affiliates for, any and all Losses of Cyprus Amax or the Continuing Affiliates, as the case may be, in respect of any Cyprus Amax Guarantee, Equipment Lease or Shared Guarantee to the extent not for the benefit of Cyprus Amax or the Continuing Affiliates or any other any Guarantee or other obligation obtained or issued by Cyprus Amax or any of the Continuing Affiliates or by which Cyprus Amax or any of the Continuing Affiliates is bound for the benefit of the Company or any of its Subsidiaries (whether or not scheduled or required to be scheduled), including any of the foregoing arising out of or relating to (i) a payment by, or any other Liability of, Cyprus Amax or any of the Continuing Affiliates under any of the foregoing, including any draw made by any beneficiary of any letter of credit or surety bond after the Closing Date and for the benefit of the Company or any of its Subsidiaries or (ii) any action, suit, claim, investigation or proceeding, whether involving a court of law, administrative body, Governmental Authority, arbitrator, or alternative dispute resolution mechanism ("Proceeding") arising out of or relating to any of the foregoing. Any payment required to be made by Buyer or the Company under this clause (f)(1) shall be made within ten (10) business days after Buyer's receipt of written notice from Cyprus Amax or any Continuing Affiliate describing in reasonable detail the amount owing hereunder; provided however that if any notice cannot be
                                   -------- -------
given under applicable Law, such amount shall be immediately due and payable and no notice need be given hereunder. Amounts shall accrue interest at the rate of 7% per annum from the date of payment by Cyprus Amax or any Continuing Affiliate until the date of repayment.

          (2) Cyprus Amax shall indemnify and defend Buyer, the Company and its Subsidiaries for and hold Buyer, the Company and its Subsidiaries harmless from and against, and pay and reimburse the Company and its Subsidiaries for, any and all Losses of the Company or any of its Subsidiaries, as the case may be, in respect of any Equipment Lease, Shared

Guarantee or any Buyer Guarantee, in each case to the extent for the benefit of Cyprus Amax or the Continuing Affiliates including any of the foregoing arising out of or relating to (i) a payment by, or any other Liability of, the Company or any of its Subsidiaries under any of the foregoing, including any draw made by any beneficiary of any letter of credit or surety bond, after the Closing Date and for the benefit of Cyprus Amax or the Continuing Affiliates; and (ii) any Proceeding arising out of or relating to any of the foregoing. Any payment required to be made by Cyprus Amax under this clause (f)(2) shall be made within ten (10) business days of Cyprus Amax's receipt of written notice from Buyer describing in reasonable detail the amount owing hereunder; provided however
                                                            -------- -------
that if any notice cannot be given under applicable Law, such amount shall be immediately due and payable and no notice need be given hereunder. Amounts shall accrue interest at the rate of 7% per annum from the date of payment by the Company or any of its Subsidiaries until the date of repayment.

          (g) Buyer Surety Bond. On the Closing Date, Buyer shall deliver to
              -----------------
Cyprus Amax, for the benefit of Cyprus Amax and the Continuing Affiliates, either a surety bond, substantially in the form attached hereto as Exhibit D issued by a surety or financial institution reasonably acceptable to Cyprus Amax, as collateral security for Buyer's obligations under this Section 4.3.6 and shall permit Cyprus Amax on behalf of itself and the Continuing Affiliates to make draws thereunder from time to time in accordance herewith or, except to the extent relating to Bonds, a letter of credit issued by a financial institution reasonably acceptable to Cyprus Amax that shall permit Cyprus Amax on behalf of itself and the Continuing Affiliates to make draws thereunder from time to time in accordance herewith, otherwise having terms and conditions comparable to those of the surety bond attached as Exhibit D and otherwise reasonably acceptable to Cyprus Amax (as applicable, whether a surety bond or a letter of credit, the "Buyer Surety Bond"). The Buyer Surety Bond shall be issued on the Closing Date in an aggregate amount equal to all amounts outstanding on the Closing Date under any Cyprus Amax Guarantee, any Shared Guarantee or any Equipment Lease for which Cyprus Amax and the Continuing Affiliates have not been fully released and discharged as of the Closing, in each case to the extent not inuring to the benefit of Cyprus Amax or any of the Continuing Affiliates (the "Outstanding Guarantee Amount") on such date (it being understood for purposes of clarification that as of the date hereof such aggregate amount is approximately $459.4 million). Schedule 4.3.6(g) details such aggregate amount outstanding as of the date hereof. Buyer shall have the right at its option, at any time and from time to time but no more than once in any seven (7) day period, to deliver to Cyprus Amax a replacement Buyer Surety Bond with a face amount equal to, or to reduce the face amount of the Buyer Surety Bond to, the then-current Outstanding Guarantee Amount (if Cyprus Amax is reasonably satisfied that it and the Continuing Affiliates have been fully released and discharged with respect to any Liability giving rise to such reduction), but otherwise containing the same terms and issued by the same party or a party reasonably acceptable to Cyprus Amax as the initial Buyer Surety Bond. Each such replacement Buyer Surety Bond shall be accompanied by such documentation as Cyprus Amax shall reasonably request with respect to the validity and enforceability thereof. Upon delivery of such replacement Bond and such additional documentation, Cyprus Amax shall deliver to Buyer for cancellation the Buyer Surety Bond so replaced. In the event that Buyer, the Company or any of their respective Affiliates shall have failed from time to time to make any payment required to be made to Cyprus Amax or any of the Continuing Affiliates under this Section 4.3.6, Buyer hereby irrevocably authorizes Cyprus Amax, on behalf of Cyprus Amax or any of the Continuing Affiliates, as the case may be, without any requirement of notice or demand, to draw down under the Buyer Surety Bond in the amount of the payment required to have been so paid pursuant to this Section 4.3.6. In the event that the Buyer Surety Bond is inadequate to satisfy the obligations of Buyer and the Company under this
Section 4.3.6, Buyer and the Company shall remain fully liable for all obligations under this Section 4.3.6.

          (h) Refund of Premiums. All funds in respect of premiums that are
              ------------------
refunded in respect of Cyprus Amax Guarantees, Shared Guarantees or Equipment Leases on account of the replacement thereof by Buyer pursuant to this Section
4.3.6 shall be for the account of Cyprus Amax and the Continuing Affiliates, except to the extent it is included as a current asset of the Company or any of its Subsidiaries in the Financial Statements or the Closing Statement. In accordance with Section 8.8, Buyer shall pay over or cause the Company and its Subsidiaries to pay over to Cyprus Amax any such refunds received by the Company or any of its Subsidiaries after the Closing promptly upon receipt of such refunds by the Company or such Subsidiary.

          (i) Third Party Beneficiaries. The Company, its Subsidiaries, Cyprus
              -------------------------
Amax and the Continuing Affiliates are intended third party beneficiaries of this Section 4.3.6 and shall have the right to enforce the benefits intended to be conferred upon each of them under this Section 4.3.6 as though they were parties to this Agreement.

          (j) Required Efforts. Notwithstanding the foregoing, in no event shall
              ----------------
any party hereto be required to or shall file any lawsuit or to take other legal action, make any amendment to any Guarantee or waive any rights thereunder or pay any amount, in order to cause the replacement and/or release and discharge of any Guarantee without the prior written consent of the parties hereto. Furthermore, after the Closing, Buyer will not, and will not permit the Company or any of the Subsidiaries to, renew, extend, amend or supplement any loan, contract, lease or other obligation underlying any Guarantee with respect to which Cyprus Amax and the Continuing Affiliates are not fully released and discharged as of the Closing Date in any manner that would extend or increase the Liability of Cyprus Amax or any Continuing Affiliate without providing Cyprus Amax with evidence satisfactory to Cyprus Amax that Cyprus Amax and the Continuing Affiliates have been fully released and discharged.

          Section 4.3.7 Notice of Breach; Cure of Breach. Prior to the Closing,
                        --------------------------------
each party hereto shall promptly notify any other party if the notifying party has actual knowledge of a breach of this Agreement by any other party. If a breach is cured (whether or not the subject of a notice) without cost to the other parties hereto prior to the time established for the Closing, such breach shall be deemed not to have occurred for all purposes of this Agreement.

          SECTION 4.4  TWENTYMILE PERMIT
                       -----------------

          Cyprus Amax shall use its commercially reasonable efforts to procure
(a) the renewal of mining activity permit C-82-056 issued by the Colorado Division of Minerals and Geology ("DMG") in accordance with the application for renewal submitted to DMG on November 21, 1997, and (b) a permit or a revision to an existing permit in order to allow the Company or one or more of its Subsidiaries to engage in longwall mining substantially in accordance with the application for the fifth permit revision to mining activity permit 82-056 submitted to the DMG on February 26, 1999 (the "Twentymile AVF Permit") and to respond expeditiously to all requests for information from the DMG. Between the date hereof and the Closing, Cyprus Amax shall provide Buyer with an opportunity to review and comment on all written communications with the DMG concerning the above applications. If requested by Buyer and at Buyer's expense, Cyprus Amax shall provide after the Closing such assistance to Buyer as may be reasonably requested from time to time to procure such permit or revision, including by making available its books, records, personnel and Representatives for such purposes. Notwithstanding this Section 4.4, in no event shall Cyprus Amax be required to file any lawsuit or to take other legal action, relinquish any right, incur any obligation or pay any non-de minimis amount in order to effect the transactions contemplated by this Section 4.4.

          SECTION 4.5 CYPRUS PLATEAU MINING CORPORATION
                      ---------------------------------

          Buyer shall cause to be paid by either Cyprus Plateau Mining Corporation or by any other corporation organized under the laws of one of the states of the United States or the District of Columbia that is an Affiliate of Buyer to Cyprus Amax a payment in respect of the Willow Creek Mine equal (a) in the case of each year commencing January 1, 2000 through the year commencing January 1, 2004, $1.00 per ton of coal sold from the Willow Creek Mine in the applicable year in excess of 3.5 million tons and (b) in the case of each year commencing January 1, 2005 through the year commencing January 1, 2014, $1.25 per ton of coal sold from the Willow Creek Mine in the applicable year in excess of 3.5 million tons. Each such amount shall be paid no later than January 15 of each subsequent respective year commencing January 15, 2001 and shall contain documentation specifying the basis of the calculation, certified by the Chief Executive Officer of the Company. This obligation shall remain regardless of whether Buyer owns the Company and/or the Willow Creek Mine and shall survive any sale, assignment, conveyance, transfer, Encumbrance or disposition of all or any portion of the Willow Creek Mine or of all or any portion of the assets or securities of the Company, any of its Subsidiaries or Buyer or any of their respective Affiliates and any merger, consolidation, reorganization, restructuring or other business combination involving any of the foregoing. Any amounts not timely paid shall accrue interest at the rate of 7% per annum from January 15 of the applicable year until the payment is made.

          SECTION 4.6 NON-COMPETITION AGREEMENT
                      -------------------------

          Cyprus Amax agrees, as additional consideration for Buyer's agreements and payments hereunder, on behalf of itself and its direct or indirect wholly owned Subsidiaries (to the extent they remain direct or indirect wholly owned Subsidiaries), for the two year period following the Closing Date, not to engage in, or to have any material ownership interest, directly or indirectly, in a business that engages in, or otherwise, directly or indirectly, manages, operates or controls a business engaged in, the mining, processing, sale or marketing of coal in the United States of America unless such ownership interest or engagement in such business is the result of a merger, consolidation, business combination or similar transaction involving Cyprus Amax or any of such Subsidiaries, or an acquisition by Cyprus Amax or any such Subsidiary of another Person; provided however that in the case of any acquisition by Cyprus Amax or
        -------- -------
any such Subsidiary of any other Person no more than 25% of the aggregate annual revenue of such other Person during the full fiscal year of such Person immediately preceding such acquisition shall have been derived from such coal activities in the United States of America.

          SECTION 4.7 KEEPWELL AGREEMENTS
                      -------------------

          Buyer will not terminate or waive (by amendment or otherwise) any material rights under any of the Keepwell Agreements unless Cyprus Amax shall be reasonably satisfied that Buyer is concurrently therewith providing the Cyprus Amax Indemnified Parties with collateral adequate in Cyprus Amax's reasonable judgment to secure Buyer's obligations (contingent or otherwise) under this Agreement and any Related Agreement.


                                   ARTICLE V

                              BENEFITS PROVISIONS

SECTION 5.1 BENEFITS MATTERS
            ----------------

          Section 5.1.1 Continued Employees. For purposes of this Agreement, the
                        -------------------
term "Company Employees" shall include all current and former employees of the Company and its Subsidiaries and former Subsidiaries. The parties hereto intend that there shall be continuity of employment following the Closing with respect to all Company Employees who are current employees of the Company and its Subsidiaries; provided, however, that all employment which was at will as of the
              --------  -------
Closing Date will continue to be at will employment following the Closing Date. Effective as of the Closing, Buyer shall, or shall cause the Company to, employ each such Company Employee at a base salary or base wages at least equivalent to the rate of base salary or wages paid to such Company Employee as of the close of business on the day prior to the Closing. Until the end of the calendar year in which the Closing occurs, Buyer shall, or shall cause the Company to, provide compensation and bonus opportunity and employee benefits (other than equity-based benefit plans) to the Company Employees, which are substantially comparable in the aggregate to those provided to the Company Employees immediately prior to the Closing. For all purposes under all compensation and benefit plans applicable to Company Employees after the Closing, Buyer shall, or shall cause the Company to, treat all service by Company Employees with the Company or any of its Subsidiaries or Affiliates (including Cyprus Amax) before the Closing as service with the Buyer or its Subsidiaries or Affiliates.

          Section 5.1.2 Salaried Retirement Plan. Effective as of the Closing,
                        ------------------------
Company Employees (whether current or former) shall cease to participate in and to accrue additional benefits under the Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company (the "Salaried Plan"), and the Company and its Subsidiaries and Affiliates (other than the Continuing Affiliates) shall cease to be participating employers thereunder. Buyer has no present intention to cause the Salaried Plan to be terminated or to be amended to reduce the benefit accrual thereunder after the Closing.


          Section 5.1.3 Company Retirement Plan.
                        -----------------------

          (a) Effective as of the Closing, Buyer shall cause the Company to establish a defined benefit pension plan that qualifies under Section 401(a) of the Code and a trust under Section 501(a) of the Code. Such plan (the "New Plan") shall cover each Company Employee (whether current or former) who was a participant in the Salaried Plan prior to the Closing and shall credit, contingent upon the transfer of assets described below, Company Employees for purposes of eligibility, vesting and benefit accruals with years of service for employment with the Company or any Subsidiary or Affiliate of Cyprus Amax or the Company prior to the Closing as reflected in the records of Cyprus Amax's Salaried Plan. As soon as practicable after the Closing, but subject to completion of the asset transfer contemplated by Section 5.1.3(c), Cyprus Amax shall cause to be transferred from the trust for the Salaried Plan (the "Salaried Plan Trust") to the trust for the New Plan (the "New Plan Trust") all accrued benefits thereunder of each Company Employee (whether current or former) who was a participant in the Salaried Plan and their beneficiaries (the "Transferred Benefits").

          (b) Cyprus Amax shall cause Towers Perrin (the "Actuary") to determine the amount of assets required by Section 414(l) of the Code to be transferred from the Salaried Plan Trust to the New Plan Trust with respect to the Transferred Benefits (the "414(l) Amount"). The 414(l) Amount shall be determined as of the Closing Date by the Actuary based on the assumptions and in accordance with the methodology set forth in Schedule 5.1.3 attached hereto. In connection with the determination of the 414(l) Amount, Cyprus Amax shall cause the Actuary to determine the amounts of charges and credits to the funding standard account under Section 412 of the Code, the funding standard account credit balance and the annual amortization charges and credits (such amounts determined under the provisions of the Internal Revenue Service Revenue Ruling 81-212 and other applicable guidance, including other revenue rulings) to be allocated between the Salaried Plan and the New Plan as a result of the transfer of assets and liabilities anticipated under this Section 5.1.3. Such amounts of charges and credits shall be determined without regard to use of the de minimis option contained in the applicable revenue rulings and the regulations promulgated under Section 414(l) of the Code. The actuarial calculation of the liabilities by PBGC priority categories underlying the 414(l) Amount, as determined by the Actuary, shall be reviewed for accuracy by, and subject to the appraisal of, an actuary at the firm of KPMG Peat Marwick designated by the Buyer (the "Buyer Actuary").

          (c) As soon as practicable following the Closing, Cyprus Amax shall cause to be transferred from the Salaried Plan Trust to the New Plan Trust, the 414(l) Amount, increased or decreased, based upon the Actuary's best estimate of the actual rate of return on assets held in the Salaried Plan Trust, as applied solely to the 414(l) Amount, from the Closing through the date immediately prior to the date of transfer, and minus any distributions that have been made to Salaried Plan participants and their beneficiaries from the Closing through the date of transfer. In the event that an amount in addition to the 414(l) Amount is required to be contributed or transferred to the New Plan Trust, Buyer shall be solely responsible for paying directly, or reimbursing Cyprus Amax for, such amount. The assets transferred pursuant to the preceding sentence of this
Section 5.1.3(c) shall consist of a pro rata share of each asset class, to the extent reasonably practicable and not detrimental to the value thereof held in the Salaried Plan Trust, and a pro rata share of each investment of each such asset class. Cyprus Amax or a fiduciary designated by Cyprus Amax shall select the assets to be transferred to the New Plan Trust, but shall provide the Company or a fiduciary selected by the Company with the opportunity to comment on such asset selection and shall take such comments into consideration in good faith. The Company shall assume, and the Company and Buyer shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all Liabilities and obligations in respect of Company Employees (whether current or former) under, arising out of or related to the Salaried Plan.

          (d) At the time the asset transfer provided for in Section 5.1.3(c) is made in accordance with that Section, Cyprus Amax shall pay to the Company an amount (the "Net Pension Amount") in cash equal to (A) the "PBO Amount" (as defined below) less (B) the 414(l) Amount. The "PBO Amount" shall mean the projected benefit obligation for the Transferred Benefits, as of the Closing Date, determined in accordance with SFAS No. 87, using a discount rate equal to the Moody's Aa corporate bond yield as published for the day preceding the Closing Date, and otherwise using all the economic and demographic assumptions listed on page SI-10 of the Salaried Plan's Actuarial Report dated December 1998. The Net Pension Amount shall be determined by the Actuary, subject to the review and approval of the Buyer Actuary.

          (e) If the Actuary and the Buyer Actuary cannot reach agreement as to the proper determination of the 414(l) Amount or the Net Pension Amount, Cyprus Amax and Buyer shall refer such matter to an actuary at the firm of Mercer (which actuary shall be mutually agreeable to Cyprus Amax and Buyer) (the "Third Actuary") for resolution. Promptly, but in no event later than 30 days after such referral, the Third Actuary shall review the Actuary's calculation of the 414(l) Amount and/or the Net Pension Amount, as applicable, and the Buyer Actuary's objections and calculations with respect thereto, and shall provide each of Buyer and Cyprus Amax with a written statement of its decision as to the issues in dispute and the determination of the 414(l) Amount and/or Net Pension Amount, as applicable. Such determination shall be final and binding for all purposes.

          (f) The fees and expenses of the Actuary shall be borne by Cyprus Amax. The fees and expenses of the Buyer Actuary shall be borne by Buyer. The fees and expenses of the Third Actuary shall be borne equally by Cyprus Amax and Buyer.

          Section 5.1.4  Coal Plans. The Company shall assume, and the Company
                         ----------
and Buyer shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against all Liabilities and obligations under, arising out of or related to the Coal Plans.

          Section 5.1.5  Cost of Living Plan. Cyprus Amax shall retain, and
                         -------------------
shall indemnify and hold harmless Buyer and the Company against, all Liabilities to Company Employees who are entitled to receive benefits under the Amax, Inc. 1990 Cost of Living Adjustment for Certain Salaried Employees Plan.

          Section 5.1.6  Cyprus Amax Savings Plan. Effective as of the Closing,
                         ------------------------
Company Employees shall cease further accrual of benefits under and participation in the Cyprus Amax Mineral's Company Savings Plan and Trust (the "Cyprus Amax Savings Plan") and the Company and its Subsidiaries and Affiliates (other than the Continuing Affiliates) shall cease to be participating employers thereunder. Cyprus Amax shall make any required contributions to the Cyprus Amax Savings Plan for periods prior to the Closing, and no further employer contributions shall be credited to the accounts of the Company Employees for periods on or following the Closing.

          Section 5.1.7  Company Savings Plan. Effective as of the Closing,
                         --------------------
Buyer shall have established a defined contribution plan (the "Buyer Savings Plan") and related trust under Section 501(a) of the Code (the "Buyer Savings Trust") to accept a transfer of assets and corresponding liabilities from the Cyprus Amax Savings Plan and the related trust of the Cyprus Amax Savings Plan (the "Cyprus Amax Savings Trust"), in accordance with this Section 5.1.7. As soon as practicable after the Closing, but in no event later than 180 consecutive calendar days after the Closing, and following receipt by Cyprus Amax of a copy of a favorable determination letter or Buyer's certification, which certification is reasonably acceptable to Cyprus Amax, that the Buyer Savings Plan satisfies Sections 401(a) and 401(k) of the Code and the Buyer Savings Trust is qualified under Section 501(a) of the Code (the "Savings Plan Transfer Date"), Cyprus Amax shall direct the trustee of the Cyprus Amax Savings Trust to transfer to the trustee of the Buyer Savings Trust the account balances in the Cyprus Amax Savings Plan of all Company Employees (whether current or former) (the "Transferred Accounts"). Except as specified in the last sentence of this Section 5.1.7, such transfer shall be made in cash and/or as freely transferable securities that are reasonably acceptable to Buyer, transfers of outstanding participant loans to Company Employees, and/or at the sole election of Cyprus Amax, as shares of Cyprus Amax Common Stock. For a period of not less than two years after the Closing, the Buyer Savings Plan shall maintain the Cyprus Amax Common Stock fund as an investment option with respect to the portion of the Transferred Accounts invested in such fund as of the Savings Plan Transfer Date, except to the extent that responsible fiduciaries for the Buyer Savings Plan determine that it is imprudent to do so. In carrying out any transfer in cash, Buyer shall cause the Transferred Accounts to be reinvested in investment options in the Buyer Savings Plan to the extent that such options are substantially the same as the investment options elected by the Company Employees (whether current or former) for such portion of the account balances in the Cyprus Amax Savings Plan. If, with respect to a specific investment option in the Cyprus Amax Savings Plan, there is no investment option in the Buyer Savings Plan that is substantially the same, the portion of a Transferred Account that is invested in such investment option shall be transferred to the most conservative investment option in the Buyer Savings Plan until such time as the participant reallocates his or her account investment under the Buyer Savings Plan. All outstanding participant loans to Company Employees (whether current or former) shall be transferred to the Buyer Savings Plan in kind. The Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities to Company Employees (whether current or former) under, arising out of related to the Cyprus Amax Savings Plan.

          Section 5.1.8 Filings and Records. Cyprus Amax, Buyer and the Company
                        -------------------
shall cooperate in making all appropriate filings required under the Code or ERISA and any applicable securities laws, implementing all appropriate communications with participants, maintaining and transferring appropriate records and taking all such other actions as may be necessary and appropriate to implement the provisions of Sections 5.1.3, 5.1.4 and 5.1.7.

          Section 5.1.9 Supplemental Retirement Plans. As of the Closing, the
                        -----------------------------
Company Employees who are participants in the Cyprus Amax Minerals Company Supplemental Executive Retirement Plan and the Cyprus Minerals Company Full Retirement Benefits Plan for Certain Salaried Employees (the "Supplemental Retirement Plans") shall be fully vested in their accrued benefits thereunder, and shall cease to accrue any additional benefits thereunder. Prior to the Closing and effective no later than the Closing, Cyprus Amax shall cause the Company to establish one or more non-qualified supplemental retirement plans to provide the benefits accrued prior to the Closing by Company Employees (whether current or former) under the Supplemental Retirement Plans. Cyprus Amax shall not transfer any assets in respect of the accrued benefits under the Supplemental Retirement Plans, and the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities to Company Employees (whether current or former) under, arising out of or relating to the Supplemental Retirement Plans. Notwithstanding the foregoing, the provisions of this Section shall not apply to the Company Employee identified in Schedule 5.1.9 if he is not employed by the Company on the day after the Closing Date.

          Section 5.1.10  Excess DC Plan. As of the Closing, the Company
                          --------------
Employees who are participants in the Cyprus Amax Minerals Company Excess Defined Contribution Plan (the "Excess DC Plan") shall cease to accrue any additional benefits thereunder, and Cyprus Amax shall cause the Excess DC Plan to be amended to prevent the balances therein from becoming payable upon the consummation of the transaction contemplated hereby. Prior to the Closing and effective no later than the Closing, Cyprus Amax shall cause the Company to establish a non-qualified defined contribution plan to provide the benefits accrued prior to the Closing by Company Employees (whether current or former) under the Excess DC Plan. Effective as of the Closing, Cyprus Amax shall cause the account balances of Company Employees (whether current or former) under the Excess DC Plan to be transferred in kind to accounts maintained by the Company for such employees. The Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities to Company Employees (whether current or former) under, arising out of or relating to the Excess DC Plan. Notwithstanding the foregoing, the provisions of this Section shall not apply to the Company Employee identified in Schedule 5.1.9 if he is not employed by the Company on the day after the Closing Date.

          Section 5.1.11  Deferred Compensation Plan. Prior to the Closing and
                          --------------------------
effective no later than the Closing, Cyprus Amax shall cause the Company to establish a deferred compensation plan to provide for the payment of the compensation deferred prior to the Closing by Company Employees (whether current or former) under the Cyprus Amax Minerals Company Deferred Compensation Plan (the "Deferred Compensation Plan"). Cyprus Amax shall not transfer any assets in respect of the Liabilities to Company Employees under the Deferred Compensation Plan, and the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities to Company Employees (whether current or former) under, arising out of or related to the Deferred Compensation Plan. Notwithstanding the foregoing, the provisions of this Section shall not apply to the Company Employee identified in Schedule
5.1.9 if he is not employed by the Company on the day after the Closing Date.

          Section 5.1.12  Welfare Plans. Prior to the Closing and effective no
                          -------------
later than the Closing, Cyprus Amax shall cause the Company to establish welfare benefit plans (including plans providing medical, dental, COBRA coverage, vision care, legal services, financial counseling, educational assistance, adoption assistance, employee assistance, long-term disability, short-term disability, group term life and accidental death and dismemberment insurance, group variable universal life, dependent life insurance, business travel accident insurance and a cafeteria plan under Section 125 of the Code with a healthcare spending account and a dependent care spending account) that provide benefits to (and assume Liabilities and cafeteria plan spending account balances with respect to) Company Employees (whether current or former) and their dependents. The plans so established by the Company shall be the Company Plans and the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities under, arising out of or relating to such plans. Buyer shall cause the Company to continue to maintain such plans on and after the Closing, subject to the right to amend or terminate such plans and Section
5.1.1 hereof. Without limiting the generality of the foregoing, effective as of the Closing, the Company shall be responsible and liable for providing the appropriate COBRA notices to Company Employees who experience a "qualifying event" on or after the Closing and for providing (or continuing to provide) coverage required under COBRA with respect to Company Employees (whether current or former) who experience a "qualifying event" before, on or after the Closing. If Company Employees participate in the welfare benefit plans of Buyer or its Affiliates after the Closing, Buyer shall, or shall cause the Company to, (a) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Buyer or its Affiliates to be waived with respect to the Company Employees and their eligible dependents and (b) give each Company Employee credit for the plan year in which the transition from the Company Plans to Buyer's or its Affiliate's plans occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the transition date.

          Section 5.1.13  Retiree Medical and Life. Buyer shall establish as of
                          ------------------------
the Closing retiree medical and retiree life plans and the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities for all retiree medical and life insurance benefits to Company Employees (whether current or former).

          Section 5.1.14  Workers Compensation. The Company shall assume, and
                          --------------------
Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities for all workers' compensation benefits and claims of any Company Employee (whether current or former).

          Section 5.1.15  WARN. Buyer and the Company agree to provide any
                          ----
required notice under the Workers Adjustment and Retraining Notification Act, as amended ("WARN Act"), and any similar statute. The Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities under, arising out of or related to the WARN Act or any similar statute.

          Section 5.1.16  Severance. Prior to the Closing, Cyprus Amax shall
                          ---------
cause the Company to adopt a severance pay plan (the "Coal Severance Plan") with terms and conditions substantially similar to those of the Cyprus Amax Minerals Company Salaried and Non-Represented Hourly Severance Plan as it applies to Company Employees. The Coal Severance Plan so established by the Company shall be a Company Plan. Buyer shall cause the Company not to amend or terminate (a) the Coal Severance Plan for at least twelve (12) months after the Closing and
(b) the Cyprus Amax Coal Company and its Subsidiaries Separation Plan for Certain Employees (the "Coal Separation Plan") for at least eighteen (18) months after the Closing. The Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities under, arising out of or related to the Coal Severance Plan and the Coal Separation Plan.

          Section 5.1.17  Black Lung. Prior to, or as promptly as practicable
                          ----------
following, the Closing, Cyprus Amax shall transfer the sponsorship of the Cyprus Amax Minerals Company Black Lung Benefit Trust to the Company or one of its Subsidiaries. As of the Closing, the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities for all state and federal black lung liabilities.

          Section 5.1.18  Vacation. As of the Closing, Buyer shall credit, or
                          --------
shall cause to be credited, each Company Employee (and, to the extent any such amount is owing to any former Company Employee, each such former employee) with unused vacation days and any personal and sickness days accrued in accordance with the vacation and personnel policies and labor agreements applicable to any such Company Employee.

          Section 5.1.19  Collective Bargaining. Buyer shall cause the
                          ---------------------
appropriate Subsidiaries of the Company to recognize each union which at the Closing represents any of the Company Employees (and, to the extent applicable, any former employee) as the collective bargaining representatives of such employees.

          Section 5.1.20  General Plan and Employment Claims. Except as provided
                          ----------------------------------
in Section 5.1.5 hereof, the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all Liabilities and obligations relating to, or arising out of or in connection with the employment or termination of employment of, including without limitation the benefit obligations to, any Company Employee (whether current of former). Without limiting the generality of the foregoing, as of the Closing, the Company shall assume, and Buyer and the Company shall indemnify and hold harmless Cyprus Amax, the Continuing Affiliates and the other Cyprus Amax Indemnified Parties against, all obligations and Liabilities, and become the successor entity, with respect to the Company Plans, including without limitation any individual employment or severance agreements with Company Employees, and all obligations and Liabilities thereunder. Cyprus Amax shall assume or retain and satisfy all obligations and Liabilities under the Plans that are not Company Plans, except as provided in this Article V.

          Section 5.1.21  No Third-Party Beneficiaries. Nothing in this
                          ----------------------------
Article is intended to create, nor shall anything in this Article be deemed to have created, any third party beneficiary rights to any Company Employees or any other current or former employees of Cyprus Amax, any of the Continuing Affiliates, the Company or any of its Subsidiaries. Section 5.1.22 Updated Schedules. Within 10 business days after the Closing Date, Cyprus Amax shall deliver to Buyer updated versions of Schedules 3.2.25(l), (m) and (n) that are current as of the Closing Date.

          Section 5.1.22  Updated Schedules. Within 10 business days after the
                          -----------------
Closing Date, Cyprus Amax shall deliver to Buyer updated versions of Schedules 3.2.25(l), (m) and (n) that are current as of the Closing Date.

                                  ARTICLE VI

                     CONDITIONS PRECEDENT TO THE CLOSING

Section 6.1  Conditions Precedent to Buyer's Obligations
             -------------------------------------------

             The obligations of Buyer to consummate the transactions contemplated hereby are subject to the fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of Buyer):

          Section 6.1.1   Accuracy of Warranties and Performance of Covenants.
                          ---------------------------------------------------
Each of the representations and warranties of Cyprus Amax contained herein shall be accurate when made and as of the Closing Date (except for representations and warranties which speak as of a specified date which shall be accurate as of such date) except as otherwise contemplated by this Agreement and except for such failures to be accurate which would not reasonably be expected to result in a Material Adverse Effect on the Company. Cyprus Amax and the Company shall have performed all of its obligations and complied with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing Date, except for such instances which would not reasonably be expected to result in a Material Adverse Effect on the Company. Cyprus Amax shall have delivered a certificate executed by a duly authorized officer of Cyprus Amax as of the Closing Date confirming the matters in each of the foregoing sentences ("Cyprus Amax's Bring Down Certificate"); provided, however, that such certificate may disclose any facts or circumstances which would cause any representations and warranties to be breached or inaccurate (it being agreed that except in the case of the supplemental disclosure contemplated by Section
3.2.24 which shall modify the Company Disclosure Schedule in all respects, disclosure of any such matter shall not release Cyprus Amax from any liability it would otherwise have had absent such supplemental disclosure except as set forth in Article IX).

          Section 6.1.2   Approvals, Absence of Litigation. Any applicable
                          --------------------------------
waiting period (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated. No suit or proceeding by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of the consummation of the transactions herein contemplated shall be pending.

          Section 6.1.3   No Injunction. No preliminary or permanent
                          -------------
injunction or other order by any federal or state court in the United States, or any court in any other country, of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement or any Related Agreement shall have been issued and remain in effect.

          Section 6.1.4 Buyer's Receipt of the Closing Documents. Buyer shall
                        ----------------------------------------
have received from Cyprus Amax the documents referred to in Section 7.2.2.

          Section 6.2   Conditions Precedent to Cyprus Amax's, Energy's and the
                        -------------------------------------------------------
Company's Obligations
---------------------

          The obligations of Cyprus Amax, Energy and the Company to consummate the transactions contemplated hereby are subject to fulfillment of all of the following conditions on or prior to the Closing Date (unless waived in writing in the sole discretion of Cyprus Amax):

          Section 6.2.1  Accuracy of Warranties and Performance of Covenants.
                         ---------------------------------------------------
Each of the representations and warranties of Buyer contained herein shall be accurate in all material respects when made and as if made on and as of the Closing Date. Buyer shall have performed in all material respects all of its obligations and complied in all material respects with each and all of the covenants and agreements required to be performed or complied with on or prior to the Closing Date. Buyer shall have delivered a certificate executed by a duly authorized officer of Buyer as of the Closing Date confirming the matters in each of the foregoing sentences (the "Buyer's Bring Down Certificate").

          Section 6.2.2  Approvals; Absence of Litigation. Any applicable
                         --------------------------------
waiting period (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated (such date being the "HSR Termination Date"). No suit or proceeding by any Governmental Authority to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated shall be pending.

          Section 6.2.3  No Injunction. No preliminary or permanent injunction
                         -------------
or other order by any federal or state court in the United States, or any court in any other country, of competent jurisdiction which prevents the consummation of the transactions contemplated by this Agreement or any Related Agreement shall have been issued and remain in effect.

          Section 6.2.4  Cyprus Amax's Receipt of the Closing Documents. Cyprus
                         ----------------------------------------------
Amax shall have received from Buyer the documents referred to in Section 7.2.1.

          Section 6.2.5  Cyprus Amax's Receipt of Specified Consents. The
                         -------------------------------------------
consents and approvals listed on Schedule 6.2.5 shall have been obtained and shall be in full force and effect.

                                  ARTICLE VII

                                  THE CLOSING

Section 7.1  The Closing Date
             ----------------

             Subject to the terms of this Agreement, consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on the last day of the month in which the HSR Termination Date occurs unless such date is fewer than 3 business days prior to the end of the month in which event the Closing shall occur on the last day of the month following the month in which the HSR Termination Date occurs (or if the conditions to Closing shall not be satisfied on such date, as promptly as practicable following the satisfaction or waiver thereof) (the "Closing Date") or at such other time as the parties hereto shall mutually agree. The Closing shall be consummated at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or such other place as the parties hereto shall mutually agree.

          Section 7.2  Deliveries at the Closing
                       -------------------------

          Section 7.2.1  Buyer's Execution and Delivery of Documents and
                         -----------------------------------------------
Payment. Buyer shall deliver or execute and deliver, as the case may be, to
-------
Cyprus Amax or Energy, as the case may be, all of the following:

          (a) a certificate of valid existence and good standing of Buyer issued not earlier than five (5) days prior to the Closing;

          (b)  Buyer's Bring Down Certificate;

          (c) a certificate certifying to Cyprus Amax the incumbency of Buyer's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

          (d) payment to Energy of the amounts provided in Article II to be paid as of the Closing, by wire transfer of immediately available funds to a bank account designated by Energy, including as a result of dividends under the Buyer Debt Facility;

          (e) a receipt, duly executed by Buyer, acknowledging receipt of the certificates representing the Company Shares and establishing the time of the Closing;

          (f) the Buyer Surety Bond and the replacement letter of credit or surety bonds contemplated by Section 4.3.6;

          (g) the Tax Sharing and Indemnification Agreement, duly executed by the parties thereto;

          (h)  the Assignment Agreement, duly executed by the parties thereto;
and

          (i) the Transitional Services Agreement, duly executed by the parties thereto.

          Section 7.2.2  Cyprus Amax's Execution and Delivery of Documents and
                         -----------------------------------------------------
Certificates. Cyprus Amax shall deliver or execute and deliver, as the case may
------------
be, or cause to be delivered or executed and delivered to Buyer all of the following:

          (a) certificates of valid existence and good standing of Cyprus Amax, Energy, the Company and each of the Company's Subsidiaries issued not earlier than five (5) days prior to the Closing;

          (b)  Cyprus Amax's Bring Down Certificate;

          (c) a certificate certifying to Buyer the incumbency of Cyprus Amax's and Energy's officers and bearing the authentic signatures of all such officers who have executed this Agreement or any other agreement executed and delivered in connection herewith;

          (d) the resignations of all of the Company's directors and officers, to the extent requested by Buyer;

          (e) the Company's By-Laws, minute books, stock record books, all similar corporate records and all the Company seals, if any, unless in the possession of the Company;

          (f) one or more certificates duly endorsed by Energy and in proper form for transfer to Buyer, or accompanied by duly executed stock powers, evidencing all of the Company Shares;

          (g) a receipt, duly executed by Energy, acknowledging receipt of payment for the Company Shares;

          (h) the Tax Sharing and Indemnification Agreement, duly executed by the parties thereto;

          (i)  the Assignment Agreement duly executed by the parties thereto;
and

          (j) the Transitional Services Agreement duly executed by the parties thereto.

          Section 7.3  Simultaneous Closing
                       --------------------

          All actions taken at the Closing are to be part of a simultaneous transaction, and no action is to be considered completed until all actions necessary to be completed at the Closing have been completed.

                                 ARTICLE VIII

                   POST-CLOSING AGREEMENTS AND OTHER MATTERS

Section 8.1  Post-Closing Agreements
             -----------------------

             From and after the Closing, the parties shall have the respective rights and obligations which are set forth in the remainder of this Article and set forth elsewhere herein.

             Section 8.2  Inspection of Records
                          ---------------------

             The Company shall maintain and make its books and records available for inspection by Cyprus Amax, or by its duly authorized representatives, for reasonable business purposes, at all reasonable times during normal business hours, for a period equal to any statutorily determined record retention period (but in no event less than eight (8) years after the Closing) with respect to all matters related to the period prior to the Closing; provided, however, if at
                                                        --------  -------
any time the Company intends to destroy such information, it shall first notify Cyprus Amax and Cyprus Amax may instead take possession thereof. Cyprus Amax and the Continuing Affiliates shall maintain and make its books and records, to the extent they relate to the period prior to Closing and to the Company and its Subsidiaries, available for inspection by Buyer or by its duly authorized representatives, in order to permit Buyer to comply with audits, to complete federal and state tax returns and to satisfy other reasonable business purposes at reasonable times during normal business hours, for a period equal to any statutorily determined record retention period or as otherwise reasonably requested by Buyer with respect to all matters related to the period prior to the Closing; provided, however, if at any time
                                            --------  -------
Cyprus Amax intends to destroy such information, it shall first notify Buyer and Buyer may instead take possession thereof. As used in this Section, the right of inspection includes the right to make extracts or copies at the expense of the party requesting such extracts or copies. Each party agrees that it will hold any and all information learned as a result of such access in strictest confidence in accordance with Sections 4.1.1 and 4.2.4.

          SECTION 8.3    MUTUAL ASSISTANCE
                         -----------------

          The parties shall cooperate with each other, and make available the reasonable assistance of their employees to each other at reasonable out-of-pocket cost (including reasonable allocated costs of in-house counsel and other personnel), with respect to the defense or prosecution of any claims or litigation made or commenced by or against third parties subsequent to the Closing, including insurance and other cost recovery claims, rights, causes of action and choses in action.

          SECTION 8.4    FURTHER ASSURANCES
                         ------------------

          The parties shall execute such further documents, and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement; provided, that, except as contemplated by this Agreement, no
                --------
party shall be required to waive any right or incur any obligation in connection therewith.

          SECTION 8.5    TRANSFER OF NON-COVERED ASSETS
                         ------------------------------

          In the event that the transfer of any of the Excluded Assets is not completed prior to the Closing, at the request of Cyprus Amax, Buyer shall cause the Company to complete such transfer as soon as reasonably possible after the Closing, and Buyer and the Company shall take all actions reasonably requested by Cyprus Amax in connection therewith. Prior to any such transfer, the Excluded Assets shall be held in trust for the benefit of Cyprus Amax in accordance with the provisions of Section 8.8.2. Cyprus Amax shall bear all costs and expenses in connection with this Section 8.5 including, without limitation, any transfer or other taxes, and shall promptly reimburse Buyer for any reasonable costs or expenses it incurs in this regard.

          SECTION 8.6    EXCHANGE ACT AND OTHER FILINGS
                         ------------------------------

          In order to assist Cyprus Amax in the preparation of all documents and reports required to be filed by Cyprus Amax or the Continuing Affiliates under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended
(i) with respect to any period ending on or prior to the Closing Date, or (ii) any period that would include but not end on the Closing Date, Buyer shall cause the Company and its Subsidiaries to prepare, at Cyprus Amax's reasonable expense, Cyprus Amax's "standard C - packages" and other related data gathering packages and to deliver such packages to Cyprus Amax within the time frames required by Cyprus Amax in accordance with past practices. Buyer will promptly provide or cause to be provided to Cyprus Amax, at Cyprus Amax's reasonable expense, such other information as Cyprus Amax may request (including access to books, records and personnel) in order for the operations of the Company and its Subsidiaries to be properly reported in such filings.

          SECTION 8.7    INSURANCE
                         ---------

          Section 8.7.1  Insurance Coverage after Closing. The parties hereto
                         --------------------------------
agree and acknowledge that, except as set forth in this Section 8.7, no insurance policy maintained by Cyprus Amax and its Affiliates (including the Company and its Subsidiaries) shall be available to or cover the Company or any of its Subsidiaries or their respective assets, properties, operations and liabilities after the Closing Date (including in respect of any pre-Closing periods), all benefits and coverage under each such insurance policy shall terminate following the Closing Date and none of the Company or any of its Affiliates will seek any recoveries thereunder. As of the Closing Date, Buyer shall be responsible for obtaining and maintaining any and all insurance policies and coverages in respect of the Company and its Subsidiaries and their respective assets, properties, operations and liabilities. The parties hereto further agree that any and all refunds of premiums paid by Cyprus Amax and its Affiliates (including the Company and its Subsidiaries) prior to the Closing Date under any insurance maintained by Cyprus Amax and its Affiliates on behalf of the Company or any of its Subsidiaries shall be for the account of and retained by or paid to Cyprus Amax.

          Section 8.7.2  Treatment of Certain Pre-Closing Claims. (a) To the
                         ---------------------------------------
extent permitted under the terms of any applicable insurance policy, after the Closing, the Company and its Subsidiaries shall be entitled to receive or retain, as the case may be, any recoveries to the extent that none of Cyprus Amax or any of the Continuing Affiliates either incurred any costs or has any liability or other obligation with respect thereto and to the extent no accrual for any related underlying liability was reflected in the Financial Statements or given effect to (including as a charge to earnings prior to Closing) in the calculation of the Equity Value, Adjusted Equity Value or the Buyer Debt Amount
(a) relating to claims for property damage to the extent relating to pre-Closing occurrences and (b) relating to claims under general liability insurance policies to the extent relating to pre-Closing occurrences.

          (b) In the case of business interruption insurance, to the extent permitted under the terms of any applicable insurance policy, after the Closing, Cyprus Amax and the Continuing Affiliates, on the one hand, and the Company and its Subsidiaries, on the other hand shall be entitled to receive or retain, as the case may be, a portion of any recoveries relating to claims for business interruption in accordance with the provisions of this Section. Cyprus Amax shall be entitled to an amount equal to the Cyprus Adjusted Claim Amount plus the Buyer's allocated portion of the sum of the amount of any deductible applied in respect of any business interruption insurance and an amount equal to the insurance that would have been paid in respect of the 15 day exclusion period less the Cyprus Deduction, and Buyer shall be entitled to any amount equal to the Buyer Adjusted Claim Amount less the Buyer Deduction. "Cyprus Initial Claim Amount" means the amount paid in respect of any insurance claims relating to business interruption insurance filed in respect of periods ending on or prior to the Closing Date. "Buyer

Initial Claim Amount" means the amount paid in respect of any insurance claims relating to business interruption insurance filed in respect of periods commencing after the Closing Date. "Cyprus Adjusted Claim Amount" means the Cyprus Initial Claim Amount increased or decreased, as the case may be, by any adjustments made to the Cyprus Initial Claim Amount in the course of settling the claim for business interruption insurance, including any adjustments made to the overall amount of the insurance payment that specifically relate to a change or correction in the underlying claim calculation. "Buyer Adjusted Claim Amount" means the Buyer Initial Claim Amount increased or decreased, as the case may be, by any adjustments made to the Buyer Initial Claim Amount in the course of settling the claim for business interruption insurance, including any adjustments made to the overall amount of the insurance payment that specifically relate to a change or correction in the underlying claim calculation. "Cyprus Deduction" means an amount equal to any "off the top" adjustment made by the insurer in settlement of the business interruption claims multiplied by a fraction the numerator of which is the Cyprus Adjusted Claim Amount and the denominator of which is the sum of the Cyprus Adjusted Claim Amount and the Buyer Adjusted Claim Amount. "Buyer Deduction" means the sum of the amount of any deductible applied in respect of any business interruption insurance, an amount equal to the insurance that would have been paid in respect of the 15 day exclusion period and an amount equal to any "off the top" adjustment made by the insurer in settlement of the business interruption claims multiplied by a fraction the numerator of which is the Buyer Adjusted Claim Amount and the denominator of which is the sum of the Cyprus Adjusted Claim Amount and the Buyer Adjusted Claim Amount. After the date hereof, whether prior to or after the Closing, Cyprus Amax and the Buyer shall cooperate and consult with each other with respect to claims under business insurance policies and neither shall make any submission or consent to any settlement without the consent of the other, and Buyer shall be entitled to participate in the business interruption claim submission process to the extent reasonably practicable; provided, however, that if either Buyer or Cyprus Amax reasonably determines
--------  -------
that the other is not pursuing such claim in good faith, then after 30 days notice to the other party, the party giving such notice shall be entitled to control and settle claims filed with respect to the period prior to Closing (in the case of Cyprus Amax) or after Closing (in the case of Buyer) so long as such party does not take any action or agree to any settlement that directly or indirectly impairs the other party's claims. The allocations set forth in this clause (b) shall apply regardless of the manner of any such settlement or resolution of a claim.

          (c) All other recoveries not specifically allocated in Section 8.7.2(a) or (b) in respect of matters occurring on or prior to the Closing shall be for the account of Cyprus Amax or the other beneficiaries thereof other than the Company and its Subsidiaries. Each party agrees to hold in trust for the benefit of the other in accordance with Section 8.8 any insurance recoveries it obtains that it is not entitled to retain hereunder. Cyprus Amax shall be entitled to control all claims under any insurance policies in effect on or prior to the Closing and the Company shall cooperate with Cyprus Amax in connection therewith.

          (d) To the extent that any of the amounts to which Buyer or the Company is entitled to pursuant to this Section 8.7.2 are received by Cyprus Amax or one of the Continuing Affiliates, Cyprus Amax agrees to pay, or cause to be paid, such amount over to the Company. To the extent that any of the amounts to which Cyprus Amax or one of the Continuing Affiliates is entitled to pursuant to this Section 8.7.2 are received by Buyer, the Company or one of its Subsidiaries, Buyer agrees to pay, or cause to be paid, such amount over to the Company.

          Section 8.7.3  Treatment of Excluded Insurance Matters. Buyer, on
                         ---------------------------------------
behalf of itself, the Company and their respective Affiliates, hereby confirms that none of Buyer, the Company nor any of their respective Affiliates will have any right or claim whatsoever in respect of any matters set forth within clause
(b) of the definition of Excluded Assets (the "Excluded Insurance Matters"). Buyer, on behalf of itself, the Company and their respective Affiliates, agrees that Cyprus Amax and the Continuing Affiliates shall have complete discretion in all matters relating to the pursuit of the Excluded Insurance Matters, including in connection with any settlement thereof; provided however that no such
                                           -------- -------
settlement shall impose any material obligations on or waive any material right of the Company or any of its Subsidiaries. Buyer and the Company agree after the Closing to cooperate, and to cause their respective Affiliates to cooperate with Cyprus Amax and the Continuing Affiliates in connection with the Excluded Insurance Matters (it being agreed that Cyprus Amax will be responsible for any out of pocket expenses incurred in connection therewith).

          Section 8.7.4  Treatment of Deductibles and Related Matters. After the
                         --------------------------------------------
Closing, Cyprus Amax and the Continuing Affiliates, on the one hand, and the Company and its Subsidiaries, on the other hand, will allocate deductibles in respect of the insurance policies in effect prior to or as of the Closing in accordance with Cyprus Amax's past practices. In addition, Buyer agrees to pay to Cyprus Amax promptly upon request after receipt of reasonable documentation therefore all amounts that Cyprus Amax or any of the Continuing Affiliates are required to pay in respect of any retrospective, audit or similar adjustments under any workers compensation, automotive or general liability policies to the extent relating to the Company or any of its Subsidiaries.

          SECTION 8.8    ADMINISTRATION OF ACCOUNTS
                         --------------------------

          Section 8.8.1  In Trust for Buyer. All payments and reimbursements by
                         ------------------
any third party after the Closing Date in the name of or to Cyprus Amax or any of the Continuing Affiliates to which Buyer, the Company or any of its Subsidiaries is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by Cyprus Amax or such Affiliate in trust for the benefit of the Company and, within five (5) business days of receipt by Cyprus Amax or such Affiliate of any such payment or reimbursement, Cyprus Amax or such Affiliate shall pay over to the Company the amount of such payment or reimbursement without right of set off or counterclaim.

          Section 8.8.2  In Trust for Cyprus Amax. All payments and
                         ------------------------
reimbursements by any third party after the Closing Date in the name of or to the Company or any of its Affiliates to which Cyprus Amax or any of the Continuing Affiliates is entitled in accordance with the provisions of this Agreement and the transactions contemplated hereby shall be held by the Company or such Affiliate in trust for the benefit of Cyprus Amax and, within five (5) business days of receipt by the Company or such Affiliate of any such payment or reimbursement, Buyer or such Affiliate shall pay over to Cyprus Amax the amount of such payment or reimbursement without right of set off or counterclaim.

          Section 8.8.3  No Right of Set-Off. Without limiting Section 8.8.1 or
                         -------------------
Section 8.8.2, no party or any of its Affiliates shall be entitled to any right of set off or counterclaim against any amount due under or pursuant to this Agreement or any Related Agreement.

          SECTION 8.9    NOTICE OBLIGATIONS OF BUYER
                         ---------------------------

          Contemporaneously with the Closing, to the extent required by law, Buyer shall take such actions as shall be necessary or appropriate to cause each officer or director of the Company or any Subsidiary removed by Cyprus Amax or who resigned contemporaneously with the Closing to be replaced by an officer or director of the Company or any Subsidiary elected by Buyer. As soon as practicable following the Closing (but in any event not later than five (5) business days following the Closing), Buyer shall take such actions and file such documents as shall be necessary or appropriate for the purpose of giving notice to all Governmental Authorities of the names of each officer, director and shareholder of the Company and its Subsidiaries (including each officer and director elected by Buyer as provided herein) and such other information with respect to the transactions contemplated by this Agreement as shall be necessary or appropriate, including all information required by any Governmental Authority with respect to such Governmental Authority's "ownership and control" reporting requirements of the "applicant violator system."

                                  ARTICLE IX

                                INDEMNIFICATION

SECTION 9.1    SURVIVAL FOR REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS
               ---------------------------------------------------------------
AND INDEMNIFICATIONS
--------------------

          Subject to the remaining provisions of this Article IX and this Agreement, the representations and warranties contained in this Agreement shall survive the Closing and be enforceable for a period of twenty-four (24) months (provided, however, that the representations and warranties contained in Section
 --------  -------
3.2.7 and 3.2.8 shall survive the Closing for a period of three (3) years), but shall thereafter be of no force or effect, except as they relate to claims for which written notice, specifying the facts underlying the claim has been provided prior to the expiration of the applicable survival date of the representation or warranty; provided further that no Buyer Indemnified Party
                            -------- -------
shall be entitled to indemnification or any other recovery or to make any claim after the three month anniversary of the Closing (and no Buyer Indemnified Party shall bring any claim after such date) for any Losses arising from or relating to any matter of which at or before the Closing Buyer, its Affiliates or any of their respective Representatives believed constituted (or would be reasonably likely to constitute) or believed indicated (or would be reasonably likely to indicate) a breach of a representation or warranty by Cyprus Amax or Energy. All covenants and agreements contained in this Agreement shall survive the Closing in accordance with their terms.

          SECTION 9.2    INDEMNIFICATION BY CYPRUS AMAX
                         ------------------------------

          Subject to the remaining provisions of Article IX and this Agreement, from and after the Closing, Cyprus Amax shall indemnify and hold harmless Buyer, the Company, the Company's Subsidiaries, their respective Affiliates and directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all actual out-of-pocket damages, liabilities, losses, costs of investigation, claims, suits, causes of action, judgments, penalties, costs and expenses (including reasonable attorneys' fees and expenses in connection with any third party proceeding relating thereto to the extent hereafter provided) (collectively, "Losses") to the extent arising out of or resulting from (a) the breach or inaccuracy of any representations or warranties in this Agreement (including the Schedules hereto) or any certificates delivered in connection herewith, (b) any failure to comply, in whole or in part, with the covenants or agreements made by Cyprus Amax or Energy in this Agreement, (c) any fraudulent acts of Cyprus Amax or Energy in connection herewith and (d) the Excluded Liabilities.

          SECTION 9.3    INDEMNIFICATION BY BUYER AND THE COMPANY
                         ----------------------------------------

          Subject to the remaining provisions of Article IX and this Agreement, Buyer and the Company shall jointly and severally indemnify and hold harmless Cyprus Amax, Energy, each other Continuing Affiliate and each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Cyprus Amax Indemnified Parties") from and after the Closing, from and against any and all Losses incurred by or asserted against any of the Cyprus Amax Indemnified Parties to the extent arising out of or resulting from (a) the current, former or future businesses, assets, liabilities, operations, other activities or employees (whether current or former) of the Company or any of its Subsidiaries, whether arising prior to, at or after the Closing, including any of the foregoing relating to the Environment (including any claim asserting the responsibility or liability of Cyprus Amax, its Affiliates, and their respective Representatives, as an owner or operator, either derivatively or directly, by way of Cyprus Amax', its Affiliates', and their respective Representatives' previous ownership or control over the Company or any of its Subsidiaries, or their participation in the operations or activities of the Company, any of its Subsidiaries or the properties or assets thereof), except to the extent the Liability was expressly retained or assumed by Cyprus Amax or one or more of the Continuing Affiliates pursuant to this Agreement or any Related Agreement (which for purposes of clarification shall not include the making of any representation or warranty that has then expired), (b) any of the discontinued operations of the Company or any of its current or former Subsidiaries, (c) any Liability reflected on the Financial Statements (or the notes thereto) or the Closing Statements or given effect to (including as a charge to earnings prior to Closing) in determining the Equity Value, Adjusted Equity Value or Buyer Debt Amount, (d) the breach or inaccuracy of any representations or warranties in this Agreement (including the Schedules hereto) or any certificates delivered in connection herewith or any failure to comply, in whole or in part, with the covenants or agreements made by Buyer in this Agreement, (e) any financing activities undertaken by Buyer or any of its Affiliates in connection with the transactions contemplated hereby, or (f) any fraudulent acts of Buyer in connection herewith.

          SECTION 9.4    PROCEDURE FOR THIRD PARTY CLAIMS
                         --------------------------------

          Section 9.4.1  Notice of a Third Party Claim. In order for a Person
                         -----------------------------
(the "indemnified party") to be entitled to any indemnification pursuant to this
Article IX in respect of, arising out of, or involving a claim or demand made by any Person against or upon the indemnified party (a "Third Party Claim"), such indemnified party must notify the party responsible for indemnification hereunder (the "indemnifying party") in writing of (and in reasonable detail to the extent then known regarding) the Third Party Claim promptly, and in any event within 10 business days, after receipt by such indemnified party of notice of the Third Party Claim; provided, however, that
                                                      --------  -------
failure to give such notification shall not affect the indemnification otherwise provided under this Agreement except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred prior to the day on which the indemnified party gives such notice) and except to the extent the notice is not delivered timely pursuant to Section 9.1. Thereafter, the indemnified party shall deliver to the indemnifying party promptly, and in any event within five (5) business days, after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim; provided, however,
                                                            --------  -------
that the failure to so deliver shall not affect the indemnification otherwise provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

          Section 9.4.2  Right to Defend. If a Third Party Claim is made, the
                         ---------------
indemnifying party shall be entitled at its expense to participate in the defense thereof and, if it so chooses, to assume and control the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party provided further, however, that if an order, injunction or
                  -------- -------  -------
other non-monetary relief against the indemnified person is being sought, then the indemnified person may at its expense employ separate counsel and participate in and direct the defense of such matter to the extent necessary to protect its interest with respect to such relief. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than such expenses incurred to the extent necessary to protect the interest of the indemnified party with respect to non-monetary relief. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ at its own expense counsel not reasonably objected to by the indemnifying party separate from the counsel employed by the indemnifying party, it being understood that under such circumstances the indemnifying party shall (except with respect to non-monetary relief sought against the indemnified party) control such defense and shall be empowered to make any settlement with respect to such Third Party Claim, subject to the remaining terms of this Section 9.4.2. The indemnifying party shall be liable for the reasonable fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not so assumed the defense thereof (other than the period prior to the day on which the indemnified party gives notice of the Third Party Claim as provided above). All the parties hereto shall cooperate and shall cause their Affiliates to cooperate in the defense or prosecution of any Third Party Claim and shall keep the other parties hereto reasonably informed of the status thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on any basis reasonably requested by the indemnifying party to provide additional information and explanation of any material provided hereunder or otherwise relating to the Third Party Claim. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent, such consent not to be unreasonably withheld or delayed. If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of such Third Party Claim that the indemnifying party may recommend if such settlement, compromise or discharge would only result in the entry of a monetary judgment for which the indemnified party is fully indemnified hereunder; any other settlement, compromise or discharge shall require the prior written consent of the indemnified party.

          Section 9.4.3  Notice to Indemnifying Party. In the event any
                         ----------------------------
indemnified party should have an indemnification claim against any indemnifying party under this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim stating the nature and basis of such claim to the extent known with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from liability that it may have to such indemnified party, except to the extent that the indemnifying party has been actually prejudiced by such failure and except to the extent the notice is not delivered prior to the expiration of any applicable survival periods set forth in Section 9.1. If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

          Section 9.4.4  Duty to Mitigate. Each indemnified party shall
                         ----------------
cooperate with each indemnifying party with respect to resolving any claim or liability with respect to which any such party is obligated to indemnify such other party hereunder or an Affiliate thereof, including by making commercially reasonable efforts to mitigate the Losses arising as a result of any such claim or liability. In the event that any indemnified party shall fail to make such commercially reasonable efforts to mitigate the Losses arising as a result of any claim or liability, then, notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any Person to the extent of any loss, liability, claim, damage or expense that could reasonably be expected to have been avoided if the indemnified party made such efforts.

          SECTION 9.5    GENERAL PROVISIONS RELATING TO REMEDIES AND
                         -------------------------------------------
INDEMNIFICATION
---------------

          Section 9.5.1 Cyprus Amax shall not be required to make any payments pursuant to Section 9.2(a) unless and until the aggregate amount of all Losses shall exceed $30 million, as to which Cyprus Amax shall thereafter be responsible only for the excess of the aggregate of Losses over $30 million; provided that the foregoing limitation shall not apply in respect of Losses which arise from or relate to a breach of Section 3.2.7(a) and Section 3.2.8 (to the extent relating to the Company). The maximum aggregate amount recoverable hereunder pursuant to Section 9.2(a) from Cyprus Amax shall be 25% of the Purchase Price and the aggregate maximum amount recoverable in respect of consequential damages and in respect of Allowed Claims (each of which in any event shall only be allowed if and to the extent such amounts are otherwise recoverable hereunder and under applicable Law) shall be $75 million (which such recoveries shall be included in determining whether the limit of 25% of the Purchase Price on the maximum aggregate amount recoverable is met) provided that none of the foregoing limitations shall apply in respect of Losses which arise from or relate to a breach of Section

3.2.7(a) and Section 3.2.8 (to the extent relating to the Company). Any individual Loss relating to a specific transaction or set of facts pursuant to
Section 9.2(a) of $800,000 or less of the Buyer Indemnified Parties shall be disregarded for all purposes of this Agreement, no claim for indemnification may be made in respect thereof and such Loss shall not be aggregated with other Losses for purposes of determining whether any claim may be made. For purposes of this Section 9.5.1, all amounts payable by Cyprus Amax or any of the Continuing Affiliates as a result of a breach of Section 18 of the Tax Sharing and Indemnification Agreement shall be deemed to be payable pursuant to Section 9.2(a).

          Section 9.5.2 Cyprus Amax shall have no obligation to indemnify the Buyer Indemnified Parties for any Losses which represent the cost of repairs, replacements or improvements to the extent they enhance the value of the repaired, replaced or improved asset above its value on the Closing Date, or which represent the cost of repair or replacement in excess of the lowest reasonable cost of such repair or replacement.

          Section 9.5.3 An indemnifying party shall have no obligation to indemnify an indemnified party or otherwise have liability to an indemnified party for any damages, including punitive damages, other than actual and direct damages, Allowed Claims and consequential damages, each of which shall only be recoverable to the extent otherwise provided hereunder and by applicable Law.

          Section 9.5.4 Cyprus Amax shall have no obligation to indemnify any Buyer Indemnified Party (and no Buyer Indemnified Party shall bring any claim) for any Losses arising from or relating to (a) any matter reflected in the Financial Statements or the Closing Statement (after giving effect to any adjustments thereto) or (b) any matter which at or before the Closing Buyer, its Affiliates or any of their respective Representatives believed constituted (or would be reasonably likely to constitute) or believed indicated (or would be reasonably likely to indicate) a breach of a representation or warranty by Cyprus Amax or Energy, unless Buyer shall have given Cyprus Amax written notice specifying the basis for such belief prior to Closing.

          Section 9.5.5 Each party's Losses shall be reduced by any realizable federal and state income Tax deductions or other Tax benefits realizable in connection with the Losses, after giving effect to any Tax detriment to the indemnified party arising from the receipt of the indemnification payment with respect to such Losses. The parties agree to treat any indemnification payment as an adjustment to the Purchase Price. If any Loss is covered by insurance or subject to other recoveries from third parties (collectively, "Third Party Rights"), the indemnified party shall use commercially reasonable efforts to recover the amount of the Losses from the insurer or such third party, which recovery (after deduction of applicable deductibles and costs of collection) shall reduce the indemnifiable Losses hereunder. Each party hereto agrees to assign (and to cause its respective Indemnified Parties to assign) all Third Party Rights to the indemnifying party and to appoint the indemnifying party as its limited agent and attorney-in-fact in order to seek such recovery only if and to the extent the indemnified party fails to use reasonable efforts to seek such recovery.

          Section 9.5.6 To the extent that Cyprus Amax or Buyer discharges any claim for indemnification hereunder, it shall be subrogated to all related rights of the other party against third parties except as otherwise provided herein.

          Section 9.5.7 In recognition of the thresholds set forth in Section 9.5.1, the indemnified party shall be entitled to full indemnification for all Losses arising as a result of a breach of a representation or a warranty notwithstanding that such representation or warranty is qualified by the term "material" or "Material Adverse Effect," as such qualifications will be given no effect for determining the amount of indemnification to which the indemnified party shall be entitled to receive.

          SECTION 9.6    EXCLUSIVE NATURE
                         ----------------

          Section 9.6.1 The indemnification provisions of Article IX and the applicable provisions of the Tax Sharing and Indemnification Agreement shall be the sole and exclusive remedy by any Buyer Indemnified Party, the Company or any of its Subsidiaries, against Cyprus Amax, and the Continuing Affiliates and their respective Representatives, following the Closing for any breaches or alleged breaches of any representation, warranty or other provision of this Agreement or otherwise with respect to the former, current or future business and operations of the Company and its Subsidiaries, any and all claims relating to this Agreement and the transactions contemplated hereby. Such remedies are intended to be non-cumulative with respect to, and shall preclude the assertion by any party or any of its Affiliates of, any other remedies which would otherwise have been available in common law or by statute, except for any right that may exist to seek redress for common law fraud. No party shall have any right to set off any claims hereunder against any payments to be made by it pursuant to this Agreement or otherwise.

          Section 9.6.2 Each of the parties hereto, on behalf of itself, its Affiliates and their respective officers, directors, employees, shareholders, partners, members, agents, advisors and representatives and the heirs, executors, successors or assigns of the foregoing (collectively, including such party's Affiliates, such party's "Representatives") waives any and all rights, claims and causes of action that they may have arising under or based upon any statutory or common law or otherwise and agrees not to bring any actions or proceedings, at law, in equity, in tort or otherwise, against any other party or its Representatives, in respect of any breaches or alleged breaches of any representation, warranty or other provision of this Agreement, or otherwise relating to the former, current or future business and operations of the Company and its Subsidiaries or the transactions contemplated by this Agreement, except pursuant to and subject to the express provisions of Article IX.

          Section 9.6.3 Nothing in this Section shall be deemed to waive any rights any party may have to any non-monetary remedies to enforce its rights under this Agreement or any Related Agreement.

                                   ARTICLE X

                                  TERMINATION

SECTION 10.1   TERMINATION
               -----------

               This Agreement may be terminated prior to the Closing as follows:

               Section 10.1.1   Mutual Consent.  Upon the mutual written consent
                                --------------
of Cyprus Amax and Buyer;

               Section 10.1.2   Litigation. By Cyprus Amax or Buyer if an
                                ----------
injunction or other order shall have been issued by a Governmental Authority, which restrains or otherwise makes unlawful the consummation of the transactions contemplated by this Agreement and such injunction or other order shall have become final and non-appealable; provided, however, that no party shall be
                                 --------  -------
entitled to terminate this Agreement in reliance on this Section 10.1.2 if such injunction or order shall have resulted from an intentional and material breach by such party of this Agreement;

               Section 10.1.3   Conditions to Buyer's Obligations not Met. By
                                -----------------------------------------
Buyer, if any of the conditions provided in Section 6.1 shall not have been satisfied, complied with or performed on or before December 1, 1999, or if the Cyprus Amax's Bring Down Certificate reflects such a failure at the time of delivery, and Buyer has not waived in writing such failure of satisfaction, noncompliance or nonperformance; provided, however, that Buyer shall not be
                                 --------  -------
entitled to terminate this Agreement in reliance on this Section 10.1.3 if such failure of such conditions to be satisfied, complied with or performed shall have resulted from an intentional and material breach of this Agreement by Buyer;

               Section 10.1.4   Conditions to Cyprus Amax's, Energy's and the
                                ---------------------------------------------
Company's Obligations not Met. By Cyprus Amax, Energy and the Company if any of
-----------------------------
the conditions provided in Section 6.2 shall not have been satisfied, complied with or performed on or before December 1, 1999, or if the Buyer's Bring Down Certificate reflects such a failure at the time of delivery, and Cyprus Amax, Energy and the Company have not waived, in writing, such failure of satisfaction, noncompliance or nonperformance; provided, however, that Cyprus
                                               --------  -------
Amax, Energy and the Company shall not be entitled to terminate this Agreement in reliance on this Section 10.1.4 if such failure of such conditions to be satisfied, complied with or performed shall have resulted from an intentional and material breach of this Agreement by Cyprus Amax, Energy or the Company; or

               Section 10.1.5   Failure of Adequate Financing. By Cyprus Amax,
                                -----------------------------
in the event that at any time the representation and warranty set forth in
Section 3.1.10 shall fail to be true and correct.

               SECTION 10.2   EFFECT OF TERMINATION
                              ---------------------

               In the event of termination of this Agreement, this Agreement and the proposed transactions contemplated hereunder shall terminate and, except as provided in the following sentence, each party hereto shall have no further obligation or liability hereunder, except that the provisions of Sections 4.1.1, 4.1.2, 4.2.2, 4.2.4, 4.2.5, 9.3(e) and 11.11 shall survive such termination. Except as provided in
Section 6.1.1, nothing in this Section 10.2 shall relieve any party from any liability for any breach of any covenant or agreement contained in this Agreement or from any breach by Buyer of the representation and warranty set forth in Section 3.1.10.

                                  ARTICLE XI

                                 MISCELLANEOUS

SECTION 11.1   COMPANY NAME
               ------------

               Each of Buyer and the Company acknowledges that, from and after the Closing Date, Cyprus Amax and the Continuing Affiliates shall have the absolute and exclusive proprietary right to all names, marks, trade names, trademarks and identifications using either or both "Cyprus" or "Amax" and all variations and derivatives thereof and logos relating thereto (including the logo of "C" with two lions appearing therein) or any similar name or variant, version or derivative thereof (collectively, the "Names") by themselves or in combination with any other Name, and that except as may be necessary to permit the Company and its Subsidiaries to utilize the Names for a six-month period in accordance with this Section 11.1, none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith. Each of Buyer and the Company agrees that during such six-month period the Company and, to the extent applicable, the Subsidiaries may continue to use the Names in the same manner as such Names were used before the Closing provided that Buyer will, and will cause the Company and the
        --------
Subsidiaries to, phase out the use of such Names as soon as commercially practicable following the Closing and provided further that Buyer will, and will
                                      -------- -------
cause the Company and the Subsidiaries to, use reasonable commercial efforts to clarify that none of the Company or any of its Subsidiaries is affiliated with Cyprus Amax or any of the Continuing Affiliates. Each of Buyer and the Company agrees that except for the six-month period immediately after the Closing Date it will not, nor will it permit any of its Affiliates to, use any name, phrase or logo incorporating any of the Names as its corporate or business name or in or on any of its literature, sales materials or products or otherwise in connection with the sale of any products or services or otherwise. As of the six- month period immediately following the Closing, each of Buyer and the Company shall, and shall cause its Affiliates to, cease to use any such literature and sales materials, delete or cover (as by stickering) any such name, phrase or logo from or on any of its or its Subsidiaries' respective assets or properties (whether tangible or intangible, real or personal), and take such other actions as may be necessary or advisable to eliminate any implication that any of Buyer, the Company or any of their Affiliates is affiliated with Cyprus Amax or any of the Continuing Affiliates. Buyer agrees to indemnify and hold harmless the Cyprus Amax Indemnified Parties with respect any Losses arising from or relating to the use by Buyer, the Company or any of their respective Affiliates of any of the Names at any time.

               SECTION 11.2     EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES;
                                ----------------------------------------------
RELATIONSHIP BETWEEN THE PARTIES
--------------------------------

               Section 11.2.1 Notwithstanding anything in this Agreement or any Related Agreement to the contrary, it is the explicit intent and understanding of the parties hereto that none of the parties nor any of their respective Representatives is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and that none of the parties is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's Representatives except for the representations and warranties expressly set forth in such Agreements. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO TITLE, OWNERSHIP, USE, POSSESSION, QUANTITY, RESERVES, RECOVERABILITY, VALUE, MINEABILITY, CONDITION, LIABILITIES, OPERATION, DESIGN, CAPACITY, FUTURE RESULTS, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY OR OTHERWISE AS TO ANY OF THE ASSETS OR LIABILITIES OF THE COMPANY OR ANY OF ITS SUBSIDIARIES AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT, IT IS UNDERSTOOD THAT BUYER TAKES THE ASSETS AND LIABILITIES OF THE COMPANY AND ITS SUBSIDIARIES "AS IS" AND "WHERE IS."

          Section 11.2.2 Without limiting the generality of, and in furtherance of, Section 11.2.1, Buyer acknowledges that none of Cyprus Amax or any of its Affiliates makes any representations or warranties to Buyer regarding any forecasts, projections, estimates, business plans or budgets (whether contained or referred to in the Schedules hereto or in any other written materials or verbal information that has been or shall hereafter be provided or made available to Buyer or any of its Representatives) and there are not and shall not be deemed to be representations or warranties of Cyprus Amax or any of its Affiliates in respect of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any of its Subsidiaries.

          Section 11.2.3 The parties hereto agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement. Buyer acknowledges that it is a sophisticated investor, that it has undertaken, and that Cyprus Amax has given Buyer opportunities to undertake an investigation of the business and operations of the Company and its Subsidiaries (including their assets, liabilities, contracts, permits, licenses, coal reserve data and information, premises, properties, facilities, books and records), and that it has only a contractual relationship with Cyprus Amax and Energy, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between Buyer and Cyprus Amax or Energy. Buyer acknowledges that it and its Representatives have been provided with (i) the access to the books and records, facilities, equipment, contracts and other properties and assets of the business and operations of the Company and its Subsidiaries and (ii) the opportunity to meet with the officers and employees of Cyprus Amax and its Subsidiaries to discuss the business and operations of the Company and its Subsidiaries. Buyer further acknowledges that none of Cyprus Amax, its Affiliates, their respective Representatives or any other Person has made any representation or warranty, expressed or implied, as to the completeness of any information regarding the business and operations of the Company and its Subsidiaries furnished or made available to Buyer and its Representatives. None of Cyprus Amax, its Affiliates, their respective Representatives or any other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or any other Person, or Buyer's or any other Person's use, whether prior to, on or after the date hereof, of, any such information, including the Confidential Descriptive Memorandum prepared by the Company and Salomon Smith Barney Inc. dated November 1998 and any information, documents or material made available in any "data rooms" or formal or informal management presentations or in any other form in expectation of the transactions contemplated hereby.

          SECTION 11.3   ENVIRONMENTAL MATTERS
                         ---------------------

          The parties' sole and exclusive representations, warranties, covenants, agreements or other obligations (including indemnities or any obligations) arising pursuant to this Agreement, by law or otherwise with respect to the Environment (including Environmental Conditions Associated with the Company Properties, environmental liabilities and obligations and compliance with Environmental Laws) and any other subject matters referred to in Section
3.2.18 shall be as set forth in such Section (including the applicable portions of Articles IV, IX and XI). No other representation, warranty, covenant, agreement or obligation (including indemnities or any obligations) arising pursuant to this Agreement, by law or otherwise by Cyprus Amax, any of its Continuing Affiliates, the Company, Buyer or any of their respective Representatives shall be deemed to apply to such matters.

          SECTION 11.4   TAX MATTERS
                         -----------

          The parties' sole and exclusive representations, warranties, covenants, agreements or other obligations (including indemnities or any obligations) arising pursuant to this Agreement, by Law or otherwise with respect to tax matters (interpreted in its broadest sense) and any other subject matters referred to in the Tax Sharing and Indemnification Agreement shall be as set forth therein. No other representation, warranty, covenant, agreement or obligation (including indemnities or any obligations) arising pursuant to this Agreement, by Law or otherwise by Cyprus Amax, any of its Continuing Affiliates, the Company, Buyer or any of their respective Representatives shall be deemed to apply to such matters.

          SECTION 11.5   ENTIRE AGREEMENT
                         ----------------

          This Agreement, the Related Agreements, and the agreements expressly provided for herein and therein constitute the entire agreement among the parties and supersede any and all other prior or contemporaneous understandings, negotiations or agreements among the parties relating to the transactions contemplated hereby, and shall be binding upon and inure to the benefit of the parties hereto.

          SECTION 11.6   AMENDMENTS
                         ----------

          Any amendment, supplement, variation, alteration or modification to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto which shall be bound thereby.

          SECTION 11.7   SEVERABILITY
                         ------------

          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, each party hereby waives the benefit of any Law which renders any provision hereof prohibited or unenforceable in any respect.

          SECTION 11.8   COUNTERPARTS
                         ------------

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall be deemed to constitute one and the same instrument. Facsimile signatures shall have the same force and effect as originals.

          SECTION 11.9   NO WAIVER
                         ---------

          The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or to waive any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

          SECTION 11.10  ASSIGNMENT
                         ----------

          This Agreement and all the rights and obligations granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, it being expressly agreed that this Agreement shall not be assigned nor shall any rights or obligations arising hereunder be transferred by one party without the prior written consent of the other party, except that on or prior to Closing Buyer shall assign its rights under this Agreement to an Affiliate of Buyer that is a corporation organized under the laws of one of the states of the United States or the District of Columbia, and such Affiliate assignee shall assume, and be jointly and severally liable for all of Buyer's obligations hereunder and entitled to exercise any of Buyer's rights hereunder in lieu of Buyer, and Buyer may assign its rights hereunder at any time as collateral in connection with financial transactions or to any successor entity, provided that, in any case, no such assignment shall release or discharge Buyer
--------
from any of its obligations hereunder or under any Related Agreement.

          SECTION 11.11  FEES, COSTS AND EXPENSES
                         ------------------------

          Except as otherwise provided herein, each party shall be responsible for its own fees, costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

          SECTION 11.12  THIRD PARTY BENEFICIARIES
                         -------------------------

          Except for the Persons entitled to indemnification pursuant to Section 4.2.2, Section 4.3.6 or Article IX or under the Tax Sharing and Indemnification Agreement (who shall be third party beneficiaries), nothing in this Agreement is intended to create, nor shall anything in this Agreement be deemed to create or have created, any third party beneficiary rights.

          SECTION 11.13  INTERPRETATION OF SCHEDULES
                         ---------------------------

          It is understood and agreed that neither the specification of any dollar amount in the representations and warranties contained in this Agreement nor the inclusion of any specific item in the Company Disclosure Schedule is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material or otherwise required to be disclosed, and neither party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedule in any dispute or controversy among the parties as to whether any obligation, item or matter is or is not material or required to be disclosed for purposes of this Agreement. Cyprus Amax has included items in the Company Disclosure Schedule hereto only in order to provide certain information regarding the Company to Buyer and inclusion of any item in any Company Disclosure Schedule should not be deemed an admission as to the existence of any liability or obligation, the validity or accuracy of any claim or as to the absence of any defense or counterclaim with respect thereto. To the extent reasonably apparent from the face thereof, the exceptions, modifications, descriptions and disclosures in the Company Disclosure Schedule attached hereto are made for all relevant purposes of this Agreement and are exceptions to all representations and warranties set forth in this Agreement or in any agreement or instrument delivered pursuant to or in connection with this Agreement, whether or not explicit reference is made to the Company Disclosure Schedule to the extent applicable thereto. To the extent reasonably apparent from the face thereof, disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for all sections or parts of such Schedule. Matters reflected on the Company Disclosure Schedule delivered hereunder are not necessarily limited to matters required by this Agreement to be reflected in such Company Disclosure Schedule. Any such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

          SECTION 11.14  CONSTRUCTION
                         ------------

          Words importing the singular shall include the plural and vice versa, and words importing a gender shall include other genders. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The phrases "currently conducted" or "currently operated" and words of like import shall mean as actually conducted or operated as the case may be at the time of determination. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or affect any interpretation hereof. All references herein to Articles, Sections, (other than references to Sections of the Code or any other statute) and subsections shall be deemed to be references to Articles, Sections and subsections of this Agreement unless the context shall otherwise require. References in this Agreement to any Article shall include all Sections, subsections and paragraphs in such Article; references in this Agreement to any Section shall include all subsections and paragraphs in such Section; and references in this Agreement to any subsection shall include all paragraphs in such subsection. The schedules, exhibits and attachments to the Agreement form an integral part of the Agreement and are incorporated by reference for all purposes as if set forth fully herein. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute, regulation or other Law is to such agreement, instrument, statute, regulation or other Law as amended and supplemented from time to time (and, in the case of a statute, regulation or other Law, to any successor provision); provided, however, that no representation or warranty herein shall
            --------  -------
be deemed to have been breached because of the adoption of any new statute, regulation or other Law, any amendment of or change in any statute, regulation or other Law or any change in interpretation of any statute, regulation or other Law, in any event, issued or otherwise occurring subsequent to the date hereof. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against either party, without regard to which party drafted this Agreement.

          SECTION 11.15  CONSENT TO JURISDICTION AND RELATED MATTERS
                         -------------------------------------------

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court sitting in the State of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment of in any other manner provided by law.

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York State or Federal court. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 11.16  WAIVER OF JURY TRIAL
                         --------------------

          (a) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (b) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (A) OF THIS
SECTION 11.16, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

          SECTION 11.17  NOTICES
                         -------

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, five (5) business days after mailing when mailed by certified mail, return receipt requested, or one (1) business day after sending via Federal Express or similar overnight courier service, or when receipt is confirmed when sent by facsimile. Such notices or other communications shall be sent to the following addresses, unless other addresses are subsequently specified in writing:

          Buyer (and the Company after the Closing):
          RAG International Mining GmbH
          Roermander Strasse 63
          52134 Herzogenrath
          Germany
          Attention:  Rainer H. Benning
          Fax No.:  (49) 2407-51214
          Tel. No.: (49) 2407-51234


          With copies to:

          McDermott, Will & Emery
          50 Rockefeller Plaza
          New York, New York  10020
          Attention:  Thomas Sauermilch
          Fax No.:  (212) 547-5444
          Tel. No:  (212) 547-5532

          Cyprus Amax, Energy (and the Company prior to the Closing):

          c/o Cyprus Amax Minerals Company
          9100 East Mineral Circle
          Englewood, CO  80112
          Attention:  Philip C. Wolf, Senior Vice President, Secretary
                   and General Counsel
          Fax No.:  (303) 643-5289
          Tel. No.: (303) 643-5084

                  With a copy to:
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52/nd/ Street
                  New York, New York  10019
                  Attention:  Stephanie J. Seligman
                  Fax No.:  (212) 403-2000
                  Tel. No.: (212) 403-1000

          SECTION 11.18  GOVERNING LAW; JURISDICTION
                         ---------------------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONTROLLED AS TO ITS VALIDITY, ENFORCEMENT, INTERPRETATION, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

                                     * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        CYPRUS AMAX MINERALS COMPANY


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                        CYPRUS AMAX COAL COMPANY


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                        AMAX ENERGY INC.


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                        RAG INTERNATIONAL MINING GMBH


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________


                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________